UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ⌧

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement[1]

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Capricor Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 22, 2025

Dear Stockholders of Capricor Therapeutics, Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Capricor Therapeutics, Inc., a Delaware corporation (the “Company”), which will be held on May 22, 2025 at 10:00 a.m. (PDT), or any adjournment or postponement thereof. The Annual Meeting will be held at the Company’s principal executive office located at 10865 Road to the Cure, Suite 150, San Diego, California 92121.

The Annual Meeting will be held for the following purposes, which are more fully described in the accompanying proxy statement:

1.	To elect the eight (8) nominees named in this proxy statement to the Company’s board of directors to serve for a one-year term expiring at our 2026 Annual Meeting of Stockholders;
2.	To ratify the appointment of Rose, Snyder & Jacobs LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025;
3.	To approve the adoption of the Capricor Therapeutics 2025 Equity Incentive Plan;
4.	To approve, by non-binding advisory vote, the resolution approving named executive officer compensation; and
5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Company’s board of directors has set the Record Date (as defined below) as March 26, 2025. Only stockholders that owned Capricor Therapeutics, Inc. common stock at the close of business on that day are entitled to notice of and may vote at the Annual Meeting or any adjournments or postponements thereof.

rules issued by the Securities and Exchange Commission, we are providing access to our proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of our proxy materials on the Internet.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 22, 2025:
The proxy statement and the enclosed proxy card are available at
https://www.capricor.com/investors/sec-filings

Under rules issued by the Securities and Exchange Commission, we are providing access to our proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of our proxy materials on the Internet.

You may vote your shares at the Annual Meeting only if you are present in person or if you are represented by proxy. All stockholders are invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting in person, please complete, date and sign the enclosed proxy and return it in the enclosed envelope as promptly as possible. We urge you to carefully read this entire Proxy Statement, including the documents that we refer to in this Proxy Statement. If you attend the Annual Meeting, you may withdraw the proxy and vote in person. If you have any questions regarding the completion of the enclosed proxy or would like directions to the Annual Meeting, please call (858) 727-1755.

We hope that you will be able to participate in the Annual Meeting. Thank you for your continued support.

By Order of the Board of Directors,

CAPRICOR THERAPEUTICS, INC.

/s/ Linda Marbán, Ph.D.
Linda Marbán, Ph.D.
Chief Executive Officer and a Director

San Diego, California

April 8, 2025

PROXY STATEMENT

FOR THE 2025 ANNUAL MEETING OF THE STOCKHOLDERS

TO BE HELD ON MAY 22, 2025

COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why am I receiving these materials?

We have sent you these proxy materials because the board of directors (the “Board”) of Capricor Therapeutics, Inc. (sometimes referred to as “we”, “us”, or the “Company”) is soliciting your proxy to vote at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting in person to vote on the proposals described in this proxy statement.

We intend to mail the proxy solicitation materials, combined with the Annual Report on Form 10-K for our fiscal year ended December 31, 2024, including financial statements, to stockholders on or about April 15, 2025.

How do I attend the Annual Meeting?

The Annual Meeting will be held on May 22, 2025, at 10:00 a.m. PDT. You may attend in person, at our principal executive offices located at 10865 Road to the Cure, Suite 150, San Diego, California 92121. Information on how to vote in person at the Annual Meeting is discussed below.

You will need to have a government-issued photo identification along with either your Notice and Access Card or proof of ownership of our shares of common stock as of the Record Date in order to enter the Annual Meeting. Proof of ownership may be any of the following:

A brokerage statement or letter from a bank or broker indicating ownership on the Record Date;

A printout of the proxy distribution email (if you received your materials electronically); or

A voting instruction form received from your bank, broker or nominee.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on March 26, 2025 (the “Record Date”) will be entitled to vote at the Annual Meeting. On the Record Date, there were 45,676,887 shares of our common stock outstanding and entitled to vote. Stockholders will be entitled to one (1) vote on each matter to be voted on for each share of common stock owned as of the close of business on the Record Date. There is no cumulative voting. No other securities are entitled to be voted at the Annual Meeting.

Stockholder of Record: Shares Registered in Your Name

If at the close of business on the Record Date, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting in person, we urge you to vote by proxy as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If at the close of business on the Record Date your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting in person. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

What am I voting on?

There are four (4) matters scheduled for a vote:

1.	Election of eight (8) nominees named in this proxy statement to the Board (“Proposal No. 1”);
2.	Ratification of the Audit Committee’s selection of Rose, Snyder & Jacobs LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 (“Proposal No. 2”);
3.	To approve the adoption of the Capricor Therapeutics 2025 Equity Incentive Plan (“Proposal No. 3”); and
4.	To approve a non-binding resolution on our named executive officer compensation (“Proposal No. 4”).

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

What is the Board’s voting recommendation?

The Board recommends that you vote your shares:

●	“For” the election of each of the eight (8) nominees named in this proxy statement to the Board;
●	“For” the ratification of the Audit Committee’s selection of Rose, Snyder & Jacobs LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025;
●	“For” the approval of the adoption of the Capricor Therapeutics 2025 Equity Incentive Plan; and
●	“For” the approval, on a non-binding basis, of our named executive officer compensation.

How do I vote?

With respect to the election of directors, you may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For the ratification of the Audit Committee’s selection of Rose, Snyder & Jacobs LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, for the approval of the adoption of the Company’s 2025 Equity Incentive Plan, and for the approval of executive officer compensation, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple and depend upon whether your shares are registered in your name or are held by a bank, broker or other agent.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting in person, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

●	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.
●	To vote using the proxy card, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one (1) vote for each share of common stock you own as of the close of business on March 26, 2025, the Record Date.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted in accordance with the recommendations of the Board.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by mail, by telephone, by email or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. In addition, we have retained Campaign Management, LLC to assist with the solicitation of proxies for an estimated fee of $8,500, plus reasonable expenses.

If you have any questions or need assistance voting your shares, please call our proxy solicitor, Campaign Management:

Strategic Stockholder Advisor and Proxy Solicitation Agent

15 West 38th Street, Suite #747

New York, New York 10018

North American Toll-Free Phone:

1-855-422-1042

Email: info@campaign-mgmt.com

Call Collect Outside North America: +1 (212) 632-8422

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

Can I revoke or change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

●	You may submit another properly completed proxy card with a later date;
●	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 10865 Road to the Cure, Suite 150, San Diego, California 92121; or

●	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card is the one that is counted.

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for Proposal No. 1, “For,” “Withhold” and broker non-votes; for Proposal No. 2, “For,” “Against” and abstentions; for Proposal No. 3, “For,” “Against,” abstentions and broker non-votes; and for Proposal No. 4, “For,” “Against,” abstentions and broker non-votes.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other agent holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or other agent holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or other agent can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange, which generally apply to all brokers, banks or other nominees, including with respect to Nasdaq-listed companies, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), amendments to equity plans, and executive compensation, including advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation. We believe that Proposal No. 2, the ratification of the selection of the independent registered public accounting firm will generally be considered to be a “routine” matter for which brokers, banks or other nominees generally have discretionary voting power. The other proposals are considered non-routine matters that may result in broker non-votes.

Broker non-votes will be counted for the purpose of determining whether a quorum is present at the Annual Meeting. However, as described below, broker non-votes will otherwise have no effect on any of the proposals.

How many votes are needed to approve each proposal?

●	Proposal No. 1: Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote for directors. Therefore, for the election of directors, the eight (8) nominees receiving the most “For” votes (from the holders of the votes of the shares present in person or represented by proxy and entitled to vote for directors) will be elected. Only votes “For” or “Withheld” will affect the outcome. Broker non-votes will have no effect.
●	Proposal No. 2: To be approved, Proposal No. 2, the ratification of the Audit Committee’s selection of Rose, Snyder & Jacobs LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025, requires the affirmative vote of a majority of the votes cast on the proposal, meaning that the proposal must receive more votes “For” the proposal than votes “Against” the proposal. Abstentions will have no effect. Brokers generally have discretionary authority to vote shares on this proposal. Therefore, we do not expect any broker non-votes on Proposal No. 2.
●	Proposal No. 3: To be approved, Proposal No. 3, the approval of the adoption of the Capricor Therapeutics 2025 Equity Incentive Plan, requires the affirmative vote of a majority of the votes cast on the proposal, meaning that the proposal must receive more votes “For” the proposal than votes “Against” the proposal. Abstentions and broker non-votes will have no effect.
●	Proposal No. 4: To be approved, Proposal No. 4, the advisory approval of the compensation of our named executive officers, requires the affirmative vote of a majority of the votes cast on the proposal, meaning that the proposal must receive more votes “For” the proposal than votes “Against” the proposal. Abstentions and broker non-votes will have no effect. Although the advisory vote on Proposal No. 4 is non-binding, the Board will review the results of the votes and will consider the results in making a determination concerning future executive compensation.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding a majority of the voting power of the outstanding shares entitled to vote on a matter are present at the Annual Meeting in person or represented by proxy.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file with the Securities and Exchange Commission (the “SEC”) within four (4) business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four (4) business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four (4) business days after the final results are known to us, file an additional Form 8-K to publish the final results.

I also have received a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Is that a part of the proxy materials?

We filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, with the SEC on March 26, 2025. A copy of our Annual Report on Form 10-K accompanies this proxy statement. Our Annual Report on Form 10-K constitutes our Annual Report to Stockholders, and is being made available to all stockholders entitled to receive notice of and to vote at the Annual Meeting. Except as otherwise stated, the Annual Report on Form 10-K is not incorporated into this proxy statement and should not be considered proxy solicitation material.

When are stockholder proposals due for next year’s annual meeting?

Stockholders may submit proposals on matters appropriate for stockholder action at the 2026 Annual Meeting of Stockholders consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be timely and considered for inclusion in proxy materials for our 2026 Annual Meeting of Stockholders, a stockholder proposal must be submitted in writing no later than December 9, 2025 to our Corporate Secretary at 10865 Road to the Cure, Suite 150, San Diego, California 92121. However, if the date of the 2026 Annual Meeting of Stockholders is convened more than 30 days before, or delayed by more than 30 days after, May 22, 2026, to be considered for inclusion in proxy materials for our 2026 Annual Meeting of Stockholders, a stockholder proposal must be submitted in writing to our Corporate Secretary at 10865 Road to the Cure, Suite 150, San Diego, California 92121 a reasonable time before we begin to print and send our proxy materials for our 2026 Annual Meeting of Stockholders. Please review our Bylaws, which contain requirements regarding advance notice of stockholder proposals. You may view our Bylaws by visiting the SEC’s Internet website at www.sec.gov. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules stockholders who intend to solicit proxies in support of director nominees other than management’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 23, 2026.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The following table sets forth each member of our Board:

Name	Positions
Linda Marbán, Ph.D.	President, Chief Executive Officer and Director
Frank Litvack, M.D.	Executive Chairman and Director
Earl M. (Duke) Collier Jr., J.D.*	Director
David B. Musket	Director
George W. Dunbar Jr., M.B.A.	Director
Karimah Es Sabar	Director
Paul Auwaerter, M.D., M.B.A.	Director
Philip Gotwals, Ph.D.	Director
Michael Kelliher	Director

* On April 8, 2025, Mr. Collier informed us of his decision not to stand for reelection to the Board at the Annual Meeting.

We believe that in order for our Board to effectively guide us through our continued growth as a development-stage biopharmaceutical company, it should be composed of individuals with sophistication and experience in the many disciplines that impact our business. In order to best serve our stockholders, we seek to have a Board, as a whole, that is competent in key corporate disciplines, including accounting and financial acumen, business judgement, governance, leadership, risk management, social responsibility and reputational issues, strategy and strategic planning. Additionally, we desire that the Board have specific knowledge related to our industry, such as expertise in healthcare, medical technology, and manufacturing. While we do not have a formal policy on diversity, when considering the selection of director nominees, the Nominating and Governance Committee considers individuals with diverse backgrounds, viewpoints, accomplishments, cultural backgrounds and professional expertise, among other factors. Further, our Board is committed to actively seeking highly qualified women and individuals from underrepresented minority groups to include in the pool from which new candidates are selected. Of our eight director nominees, two directors self-identify as female and one director self-identifies as a racial or ethnic minority.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

Our Board recommends that the nominees below be elected as member of the Board at the Annual Meeting:

Name	Age*	Positions Held	Director of Company Since
Linda Marbán, Ph.D.	61	President, Chief Executive Officer and Director	2013
Frank Litvack, M.D.	69	Executive Chairman and Director	2013
David B. Musket	67	Director	2013
George W. Dunbar Jr., M.B.A.	78	Director	2013
Karimah Es Sabar	67	Director	2021
Paul Auwaerter, M.D., M.B.A.	63	Director	2023
Philip Gotwals, Ph.D.	62	Director	2023
Michael Kelliher	48	Director	2023

*Ages as of April 1, 2025

The Nominating and Corporate Governance Committee recommended, and the Board approved, each of the nominees for election to the Board at the 2025 Annual Meeting of Stockholders. There are no family relationships between or among any of our executive officers, directors or nominees for director.

Directors are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote for directors. The eight (8) nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the eight (8) nominees named below. Broker non-votes will have no effect on whether any nominee is elected.

If elected by our stockholders, each nominee will serve for a one-year term expiring at our 2026 Annual Meeting of Stockholders. Each director will hold office until his or her successor has been elected and qualified or until the director’s earlier resignation, removal or disqualification. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by the Board. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH NAMED NOMINEE.

We look to our directors to lead us through our continued growth as a development-stage public biopharmaceutical company. Our directors bring their leadership experience from a variety of life science and other companies and professional backgrounds which we require to continue to grow and bring value to our stockholders.

Director Nominees

The Nominating and Corporate Governance Committee seeks to assemble a Board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct our business. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee, and for the Board as a whole to approve the nomination of that person to the Board.

Linda Marbán, Ph.D. Dr. Marbán is our Chief Executive Officer, and has served in that capacity and on the Board since November 2013. Dr. Marbán is a co-founder of Capricor, Inc. (wholly-owned subsidiary of Capricor Therapeutics, Inc.) and has been with the Company since 2005 and became its Chief Executive Officer in 2010. Dr. Marbán has been in the biotechnology field for more than 20 years and brings extensive experience across research, product development and business development to the Company. From 2003-2009, Dr. Marbán held various senior roles at Excigen, Inc., a gene therapy biotechnology company, where she was responsible for operations and business development and where she oversaw the development of a biologic pacemaker for the heart. Prior to Excigen, Dr. Marbán worked in academic science, first at the Cleveland Clinic Foundation working on the development of contractile dysfunction in heart failure due to myocarditis, followed by a postdoctoral fellowship at Johns Hopkins University. While at Johns Hopkins, she advanced to the rank of Research Assistant Professor in the Department of Pediatrics, specializing in the mechanism of the biophysical properties of cardiac muscle. Her tenure at Johns Hopkins ran from 2000 to 2003. Dr. Marbán earned a Ph.D. from Case Western Reserve University in cardiac physiology and her Bachelor of Science from the University of Maryland.

Dr. Linda Marbán was selected to serve as a member of the Board in part due to her wealth of knowledge in research and development, especially for the treatment of cardiovascular diseases, her experience in early-stage life sciences companies spanning over a decade, as well as her business development expertise.

Frank Litvack, M.D., FACC. Dr. Litvack joined the Capricor, Inc. Board in 2012 and since November 2013 has been serving as the Company’s Executive Chairman. Dr. Litvack is a native of Canada. He completed medical school and residency at McGill University in Montreal and a Cardiovascular Fellowship at Cedars-Sinai Medical Center in Los Angeles, where he subsequently became co-director of the Cardiovascular Intervention Center and Professor of Medicine at UCLA. There he led a prominent clinical and research program known for its excellence in innovation, care, and leadership in Translational Medicine. Dr. Litvack was board-certified in Internal Medicine, Cardiovascular Diseases, and Interventional Cardiology. He has published more than one hundred research articles and chapters and is the recipient of several awards, including an American Heart Association Young Investigator Award, the Leon Goldman Medical Excellence Award for contributions to the field of biomedical optics, and the United States Space Technology and Space Foundation Hall of Fame for pioneering work with the excimer laser. Dr. Litvack left full-time practice and academics in 2000 to concentrate on entrepreneurial activities. Dr. Litvack has founded and operated several healthcare ventures, both as chairman and/or chief executive officer, including Progressive Angioplasty Systems Inc., a medical device company that was acquired by United States Surgical Corp. in 1998; Savacor, Inc., a medical device company that was acquired by St. Jude Medical in 2005; Conor Medsystems, Inc., a publicly-traded medical device company that was acquired by Johnson & Johnson in 2007 and V-Wave Ltd. (sold to Johnson & Johnson in 2024). He presently sits on the boards of Credence MedSystems, a drug delivery company and Levation Pharma, a specialty pharmaceutical company in the area of facial aesthetics which he co-founded. Dr. Litvack was formerly a Member of the Management Company of Pura Vida Investments, LLC, a healthcare hedge fund that he exited in 2023. Since 2023, he is the Managing Member of Wilhareka Partners LLC. He is serving as a director on the board of Cardiovascular Research Foundation, a non-profit research and education entity and on the Advisory Board of the Tannenbaum Open Science Institute at McGill University.

Dr. Frank Litvack, our Executive Chairman, was selected to serve as a member of the Board in part due to his wealth of business-building experience and medical expertise that anchors our activities in sound scientific research and solid business planning and practices. Additionally, as an accomplished veteran of the healthcare industry who has orchestrated the founding, development, financing and sale of several medical technology companies, we believe that Dr. Litvack provides invaluable knowledge and leadership to the Company.

David B. Musket. Mr. Musket has been a member of the Capricor, Inc. Board since 2012 and a member of the Company’s Board since November 2013. He is Chairman of the Company’s Audit and Compensation Committees. Mr. Musket has vast experience in strategic finance and has been following developments in the pharmaceutical and medical device industries for over 30 years. Mr. Musket began his investment career as an equities research analyst at Goldman Sachs & Co. following the pharmaceutical industry. From 1991 through 2016 he served as President of Musket Research Associates, a registered broker/dealer focused exclusively on venture banking transactions for emerging healthcare companies. From 1996 to 2022 he was a General Partner of ProMed Management, a healthcare-focused investment management company. He has served on the boards of several private and public companies throughout his career. From 1999 to 2007, Mr. Musket served on the board of directors of publicly-traded Conor MedSystems, Inc. a medical device company sold to Johnson & Johnson in 2007 for $1.4 billion. Mr. Musket holds a Bachelor of Arts degree in Biology and Psychology from Boston College.

Mr. Musket was selected to serve as a member of the Board in part due to his venture capital and investment banking backgrounds and expertise in financing and growing early-stage biopharmaceutical companies. Additionally, Mr. Musket has significant experience with early stage private and public companies and brings a depth of knowledge in building stockholder value, growing a company from inception and navigating significant corporate transactions and the public company process.

George W. Dunbar Jr. Mr. Dunbar has been a member of the Capricor, Inc. Board since 2012 and a member of the Company’s Board since November 2013. He is a member of the Company’s Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. He has been a Managing Partner of The Dunbar Group, LLC since 2011, and provides advisory services to healthcare and life science investors and companies who recognize they need short-term or interim industry expertise as they grow in order to be capital efficient. Mr. Dunbar has extensive healthcare and life sciences operating experience and has served as a director or chief executive officer with private and public life science companies specializing in diagnostics, specialty pharma, cell therapy and biologics, two as chief executive officer, where he led initial public offerings. He served as chief executive officer of ISTO Technologies and ISTO Biologics, two private orthobiologics companies acquired by Thompson Street Capital Partners. Prior to ISTO, Mr. Dunbar served as a Venture Partner with Arboretum Ventures, a leading healthcare venture capital firm. Mr. Dunbar is currently a board member of Progenitor Life Sciences, a private next-generation immunotherapy development company, and Akadeum Life Sciences, a private next-generation sample prep/separations tools company with a focus on cell and gene therapy. Mr. Dunbar attended Auburn University where he graduated with a Bachelor of Science degree in Electrical Engineering and later received his M.B.A. He served on the Harbert College of Business M.B.A. Advisory Board and is an advisor with Life Science Tennessee and to Vanderbilt University’s Center for Technology Transfer and Commercialization.

Mr. Dunbar was selected to serve as a member of the Board in part due to his significant experience with early stage private and public companies and depth of knowledge in building stockholder value, growing a company from inception and navigating significant corporate transactions and the public company process. Additionally, Mr. Dunbar has extensive experience in the pharmaceutical industry, allowing him to contribute significant operational experience.

Karimah Es Sabar. Ms. Es Sabar joined the Company’s Board in July 2021 and is a member of the Audit Committee and Nominating and Corporate Governance Committees. Since 2016 she has been the CEO and General Partner at Quark Venture LP, a venture capital investment firm, leading their global health sciences enterprise. Prior to Quark Venture, Ms. Es Sabar was President and CEO at the Centre for Drug Research and Development (CDRD), Canada’s national drug development and commercialization center, responsible for developing and executing on the overall strategic direction. Ms. Es Sabar has held senior management positions with multinational pharmaceutical companies, most notably as Director International Division, and later Global Head Marketing and Business Development at Pasteur Merieux Connaught (Sanofi Pasteur) based in Toronto. She holds degrees in Neurochemistry from the Institute of Psychiatry, University of London, in Biochemistry and Chemistry from the University of Salford Manchester, and an Executive Certificate in Management and Leadership from the MIT Sloan School of Management. Ms. Es Sabar is also the Chair of the Health Biosciences Economic Strategy Table (Government of Canada) and she serves on the board of directors of several biosciences companies. She is a Member of the Order of British Columbia, and recipient of Canada’s Most Powerful Women: Top 100 Award and Canada’s Gold Award for Business Excellence amongst others.

Ms. Es Sabar was selected to serve as a member of the Board in part due to her significant experience with early stage private and public companies and brings a depth of knowledge in building stockholder value, growing a company from inception and navigating significant corporate transactions and the public company process. Additionally, Ms. Es Sabar has expertise in the innovation ecosystem and has extensive experience in the pharmaceutical industry, allowing her to contribute significant operational experience.

Paul G. Auwaerter, M.D., M.B.A., FIDSA. Dr. Paul Auwaerter joined the Company’s Board in July 2023. Since 2013, Dr. Auwaerter has been the Sherrilyn and Ken Fisher Professor of Medicine at the Johns Hopkins University School of Medicine, serving as the Clinical Director for the Division of Infectious Diseases and Director of the Sherrilyn and Ken Fisher Center for Environmental Infectious Diseases. Dr. Auwaerter has served since 2003 as the Executive Director and Chief Medical Officer of the Johns Hopkins Point of Care-Information Technology (POC-IT) Center, producing the Johns Hopkins ABX (Antibiotic), JH HIV, JH Osler, JH Psychiatry and JH Diabetes Guides. Dr. Auwaerter has also served as Editor-in-Chief of the ABX Guide since 2017. Dr. Auwaerter’s research and clinical interests have led to over 115 publications including improving the diagnosis and care for patients with infectious diseases, specifically Lyme disease, respiratory infections, surgical infections, prosthetic joint infections, Epstein-Barr virus, and fever of unknown origin. He has served as Chair of the Infectious Diseases Society of America Foundation and has been on the Board of Directors of the American Lyme Disease Foundation since 2018. He is a Past President of the Infectious Diseases Society of America (IDSA), the largest professional society worldwide related to infectious diseases, serving from 2017 to 2018. Dr. Auwaerter has been a member of the Board of Directors of the Baltimore Area Council of the Boy Scouts of America and has been awarded the National Distinguished Eagle Scout award. Dr. Auwaerter holds undergraduate and medical degrees from Columbia University and subsequent training in medicine and infectious diseases at Johns Hopkins, where he has been employed since 1988; he also trained in the virology and immunology laboratory of Dr. Diane Griffin.

Dr. Paul Auwaerter was selected to serve as a member of the Board in part due to his extensive medical background, including expertise in infectious diseases.

Philip J. Gotwals, Ph.D. Dr. Philip Gotwals joined the Company’s Board in July 2023. Dr. Gotwals has experience in drug development, research, corporate strategy and business development with a career spanning nearly 30 years in the biotechnology industry. Dr. Gotwals has been a Partner at RedSky Partners, LLC, which provides advisory services to the biotechnology industry in the areas of corporate strategy and business development since 2023. Previously, Dr. Gotwals served as the Global Head, Vice President of Business Development and Licensing at Novartis Institutes for Biomedical Research (NIBR) from 2019 to 2023, where he oversaw business development efforts for all disease areas and technology platforms. Prior to that, Dr. Gotwals was Global Head of Search and Evaluation of NIBR from 2017 to 2019.  Dr. Gotwals also served as Executive Director, Immuno-Oncology, at NIBR from 2009 to 2017. Under Dr. Gotwals’ leadership, NIBR business development and licensing executed over 50 major strategic transactions which included licensing deals, collaborations, acquisitions and new company creations. These transactions led to significant corporate evolution and growth. During his 13 years at NIBR, Dr. Gotwals was instrumental in building the company’s immuno-oncology strategic research area and spearheading the collaboration with the University of Pennsylvania to develop chimeric antigen receptor (CAR) T-cell therapies. Prior to NIBR, he was Vice President of Program Management at Altus Pharmaceuticals from 2006 to 2009, where he was responsible for all product development project management activities. Prior to Altus, he was Senior Director of Program and Alliance Management at Biogen, from 1994 to 2006, where he oversaw leadership of internal and allied early product development teams in the autoimmune, neurology and oncology therapeutic areas. Dr. Gotwals has a B.A. in Biology from Amherst College, holds a Ph.D. in Genetics from the University of California at Berkeley, completed postdoctoral research at the Massachusetts Institute of Technology, business training at Harvard Business School and has published extensively in the area of integrin biology.

Dr. Gotwals was selected to serve as a member of the Board in part due to his significant experience with early stage private and public companies and brings a depth of knowledge in building stockholder value, growing a company from inception and navigating significant corporate transactions and the public company process. Additionally, Dr. Gotwals has extensive experience in the pharmaceutical industry, allowing him to contribute significant operational experience.

Michael Kelliher. Michael Kelliher joined the Company’s Board in September 2023. Mr. Kelliher is an experienced business development and finance professional with expertise in corporate strategy, mergers and acquisitions, strategic partnerships and licensing, with a career spanning more than 20 years with leading biotechnology and global pharmaceutical companies. He joined Ardelyx (Nasdaq: ARDX) in 2024, a company focused on discovering, developing and commercializing first-in-class targeted therapies that advance patient care, as Executive Vice President of Corporate Development and Strategy. There, he has responsibility for strategy, business development, and M&A. Prior to Ardelyx, Mr. Kelliher served as Group Vice President, M&A and Business Development, at Horizon Therapeutics (now Amgen), a global biotechnology company focused on researching, developing and commercializing medicines for rare, autoimmune and severe inflammatory diseases. During Mr. Kelliher’s 9-year tenure at Horizon, he led an aggressive growth and expansion agenda through acquisitions, development collaborations and other transactions. He was instrumental in transforming Horizon into a $28.0 billion innovation-driven biotech company. Prior to his time at Horizon, from 2009 to 2014, Mr. Kelliher held progressive financial roles at Elan Corporation (now Perrigo Company), a leading global pharmaceutical company where he oversaw strategic partnerships and collaborations and advised its board of directors and senior leadership on investments, business development, product commercialization and asset monetization. Mr. Kelliher began his career in banking, public accounting and corporate finance and holds a Bachelor of Commerce degree from the University College Cork (Ireland). He is also an Associated Chartered Accountant.

Mr. Kelliher was selected to serve as a member of the Board in part due to his significant experience with early stage private and public companies and brings a depth of knowledge in building stockholder value, growing a company from inception and navigating significant corporate transactions and the public company process. Additionally, Mr. Kelliher has extensive experience in the pharmaceutical industry, allowing him to contribute significant operational experience.

Independence of the Board of Directors

Pursuant to the independence rules of The Nasdaq Stock Market LLC (“Nasdaq”), a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board consults with our counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and us, our senior management and our independent auditors, the Board has affirmatively determined that the following eight directors are independent directors within the meaning of the applicable Nasdaq listing standards: Dr. Frank Litvack, Mr. Earl Collier, Mr. David Musket, Mr. George Dunbar, Ms. Es Sabar, Dr. Paul Auwaerter, Dr. Philip Gotwals and Mr. Michael Kelliher. In making this determination, the Board found that none of these directors had a material or other disqualifying relationship with us. In addition to transactions required to be disclosed under SEC rules, the Board considered certain other relationships in making its independence determinations, and determined in each case that such other relationships did not impair the director’s ability to exercise independent judgment on our behalf. Each of our standing Board committees entirely consist of, and throughout fiscal year 2024 consisted of, independent directors.

Dr. Linda Marbán, our President and Chief Executive Officer, is not an independent director by virtue of her employment with the Company.

Board Meetings and Committees

During the last fiscal year, the Board met eight (8) times and took action by unanimous written consent five (5) times. All directors, except Ms. Es Sabar attended at least 75% of the aggregate number of meetings of the Board and of the committees on which they served that were held during the portion of the last fiscal year for which they were directors or committee members, respectively.

It is our policy to invite directors and nominees for director to attend the Annual Meeting of Stockholders either in person or by telephone. Dr. Linda Marbán attended the 2024 Annual Meeting of Stockholders.

As required under applicable Nasdaq listing standards, our independent directors periodically meet in executive session at which only they are present.

The Board has three primary committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each committee operates pursuant to a written charter, which are available in the Corporate Governance section of our website at www.capricor.com. The information contained on, or that can be accessed through, our website is not incorporated by reference and is not a part of this proxy statement.

The following table provides membership and meeting information for 2024 for each of these committees of the Board:

Nominating and
Name	Audit		Compensation		Corporate Governance
Linda Marbán, Ph.D.	—		—		—
Frank Litvack, M.D.	—		—		—
Earl M. (Duke) Collier Jr., J.D.	—		X		X	*
David B. Musket	X	*	X	*	—
George W. Dunbar Jr., M.B.A.	X		X		X
Karimah Es Sabar	X		—		X
Paul Auwaerter, M.D., M.B.A.	—		—		—
Philip Gotwals, Ph.D.	—		—		—
Michael Kelliher	—		—		—
Total meetings held in 2024	4		3		1
Total actions by unanimous written consent in 2024	1		—		—

*Committee Chairperson

Below is a description of each primary committee of the Board. Each of these committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each of these committees meets the applicable Nasdaq listing standards and regulations regarding “independence” and that the members of the Audit Committee and Compensation Committee meet the heightened independence standards applicable to those committees under the rules promulgated by the SEC and the Nasdaq listing standards. The Board has additionally determined that each committee member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to us.

Audit Committee

The current members of our Audit Committee are Mr. David Musket (Chair), Mr. George Dunbar and Ms. Karimah Es Sabar. The Board has determined that Mr. Musket qualifies as an “audit committee financial expert,” as defined by the applicable rules of the SEC.

The Audit Committee of the Board is a separately-designated standing audit committee established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act.

The Audit Committee acts on behalf of the Board in fulfilling the Board’s oversight responsibilities with respect to our accounting and financial reporting processes and audits of financial statements, and also assists the Board in its oversight of the quality and integrity of our financial statements and reports and the qualifications, independence and performance of our independent registered public accounting firm. For this purpose, the Audit Committee performs several functions. A summary of the responsibilities of the Audit Committee include:

●	selecting, appointing, determining the compensation of, retaining and overseeing the work of our independent registered public accounting firm and any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us;
●	prior to engagement of any prospective registered public accounting firm, reviewing and discussing with the prospective independent registered public accounting firm a written disclosure by the prospective independent registered public accounting firm of all relationships between us, or persons in financial oversight roles, and such independent registered public accounting firm or their affiliates;
●	pre-approving engagements of the independent registered public accounting firm, prior to commencement of the engagement, and the scope of and plans for the audit;
●	monitoring the rotation of partners of the independent registered public accounting firm on our audit engagement team;
●	reviewing with management and the independent registered public accounting firm any fraud, whether or not material, that includes management or employees who have a significant role in our internal control over financial reporting and any significant changes in internal controls or other factors that could significantly affect internal controls, including any corrective actions in regards to significant deficiencies or material weaknesses;
●	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or other auditing matters and the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;
●	reviewing our compliance with applicable laws and regulations and reviewing and overseeing any policies, procedures or programs designed to monitor such compliance;
●	reviewing and discussing with management and the independent registered public accounting firm the annual audited financial statements (including the related notes) and any major issues regarding accounting principles and financial statement presentation and all other matters required to be discussed under generally accepted accounting standards, the results of the independent registered public accounting firm’s review of our quarterly financial information prior to public disclosure and our disclosures in our periodic reports filed with the SEC; and
●	performing, at least annually, an evaluation of the performance of the Audit Committee and its members, including a review of the Audit Committee’s compliance with its charter.

The Audit Committee reviews, discusses and assesses its own performance at least annually, including a review of its compliance with its charter. The Audit Committee also, at least annually, reviews and assesses its charter and recommends any proposed changes to the charter to the Board for its consideration.

Compensation Committee

The current members of our Compensation Committee are Mr. David Musket (Chair), Mr. Earl Collier and Mr. George Dunbar.

The Compensation Committee acts on behalf of the Board to discharge the Board’s responsibilities relating to the compensation of our executives, including by designing, recommending to the Board for approval and evaluating our compensation plans, policies and programs. The Compensation Committee is also responsible for reviewing, discussing with management and approving our disclosures relating to executive compensation for use in our reports filed with the SEC. A summary of the responsibilities of the Compensation Committee include:

●	reviewing, at least annually, our compensation philosophy;
●	determining and approving (or, if the Compensation Committee deems appropriate, recommending to the Board for determination and approval) corporate goals and objectives relating to the compensation of the Chief Executive Officer, evaluating the performance of the Chief Executive Officer in light of those goals, and determining or recommending the compensation of our Chief Executive Officer, including seeking to achieve an appropriate level of risk and reward in determining the long -term incentive component of the Chief Executive Officer’s compensation;
●	determining and approving (or, if the Compensation Committee deems appropriate, recommending to the Board for determination and approval) the compensation for all other executive officers and senior management, taking into consideration such person’s success in achieving his or her individual goals and objectives and the corporate performance goals and objectives deemed relevant to such executive officers and senior management;
●	reviewing and approving (or, if it deems appropriate, making recommendations to the Board regarding) the terms of employment agreements, severance agreements, change-of-control protections and other compensatory arrangements for our executive officers and senior management;
●	reviewing and approving the type and amount of compensation to be paid or awarded to non-employee directors;
●	reviewing and approving the adoption, amendment and termination of our stock option plans, stock appreciation rights plans, pension and welfare benefit plans, incentive plans, stock bonus plans, stock purchase plans, bonus plans, deferred compensation plans and similar programs, as applicable, and administering all such plans, setting performance targets, selecting participants, approving grants and awards and exercising such other power and authority as may be permitted or required under such plans;
●	establishing and reviewing policies concerning perquisite benefits;
●	reviewing our incentive compensation arrangements to determine whether such arrangements encourage excessive risk-taking, and reviewing and discussing the relationship between our risk management policies and practices and compensation, and evaluating compensation policies and practices that could mitigate any such risk, at least annually;
●	reviewing and recommending to the Board for approval the frequency with which we conduct a vote on executive compensation, taking into account the results of the most recent stockholder advisory vote on the frequency of the vote on executive compensation, and reviewing and approving the proposals and frequency of the vote on executive compensation to be included in our annual meeting proxy statements, when necessary;
●	determining the Company’s policy with respect to change of control or parachute payments;
●	managing and reviewing executive officer indemnification and insurance matters; and
●	evaluating the Committee’s own performance and reviewing and assessing the Compensation Committee Charter.

The Compensation Committee holds regular or special meetings as its members deem necessary or appropriate. The Compensation Committee, through the chairperson of the Compensation Committee, reports all material activities of the Compensation Committee to the Board from time to time, or whenever so requested by the Board. The charter of the Compensation Committee grants the Compensation Committee authority to select, retain and obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain and terminate any compensation consultants to assist in its evaluation of director, chief executive officer or senior executive compensation, including sole authority to approve the consultant’s reasonable fees and other retention terms. The Compensation Committee is directly responsible for the appointment, compensation and oversight of the work of any internal or external legal, accounting or other advisors and consultants retained by the Compensation Committee. The Compensation Committee may select an internal or external legal, accounting or other advisor or consultant only after considering the independence of such internal or external legal, accounting or other advisor or consultant using factors established by law and the rules and regulations of the SEC and Nasdaq.

Under its charter, the Compensation Committee may form, and delegate authority to, one or more subcommittees as appropriate.

Nominating and Corporate Governance Committee

The current members of our Nominating and Corporate Governance Committee are Mr. Earl Collier (Chair), Mr. George Dunbar, and Ms. Karimah Es Sabar.

The Nominating and Corporate Governance Committee acts on behalf of the Board to fulfill the Board’s responsibilities in overseeing all aspects of our nominating and corporate governance functions. A summary of the responsibilities of the Nominating and Corporate Governance Committee include:

●	determining the minimum qualifications, qualities, skills and other expertise required for service on the Board;
●	identifying, reviewing and evaluating candidates to serve on the Board, including prior to each annual meeting of stockholders at which directors are to be elected, recommending to the Board for nomination such candidates as the Nominating and Corporate Governance Committee has found to be well qualified and willing and available to serve, and after a vacancy arises on the Board or a director advises the Board of his or her intention to resign, recommending to a prospective member for appointment to the Board;
●	developing and recommending to the Board for approval standards for determining whether a director has a relationship with the Company that would impair his or her independence;
●	evaluating the performance of the members of the committees of the Board, reviewing the composition of such committees and recommending to the Board annually the chairmanship and membership of each committee;
●	considering and recommending the removal of a director for cause, in accordance with the applicable provisions of the Company’s Certificate of Incorporation and Bylaws;
●	overseeing the Board in its annual review of its performance and making appropriate recommendations to improve performance;

●	developing and recommending to the Board such policies and procedures with respect to the nomination of directors or other corporate governance matters as may be required to be disclosed pursuant to any rules promulgated by the SEC or otherwise considered to be desirable and appropriate;
●	developing and reviewing corporate governance principles to be applicable to the Company and periodically reviewing Company policy statements to determine their adherence to the Company’s Code of Business Conduct and Ethics;
●	overseeing and reviewing the processes and procedures used by the Company to provide information to the Board and its committees;
●	developing and recommending to the Board plans for succession to the offices of the Company’s Chief Executive Officer and other executive officers and making recommendations to the Board with respect to the selection of appropriate individuals to succeed to these positions; and
●	reviewing and reassessing its Charter at least annually and submitting any recommended changes to the Board for its consideration.

It is the responsibility of the Nominating and Corporate Governance Committee to periodically, and at least annually, review, discuss and assess the performance of the Board and committees of the Board. In fulfilling this responsibility, the Nominating and Corporate Governance Committee seeks input from senior management, the full Board and others. In assessing the Board, the Nominating and Corporate Governance Committee evaluates the overall composition of the Board, the Board’s contribution as a whole and its effectiveness in serving our best interests and the best interests of our stockholders.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including having the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders.

In conducting this assessment, the Nominating and Corporate Governance Committee considers such factors as it deems appropriate given the current needs of the Board and us, to maintain a balance of knowledge, experience and capability, as well as diversity. The Nominating and Corporate Governance Committee views diversity broadly to include diversity of experience, skills and viewpoint, as well as traditional diversity concepts such as race or gender, and sexual orientation. In the case of new director candidates, if applicable, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

At least annually, the Nominating and Corporate Governance Committee will review, discuss and assess its own performance and composition and review and assess the adequacy of its charter, including its roles and responsibilities as outlined in its charter, and recommend any proposed changes to the Board for its consideration and approval.

It is the policy of the Nominating and Corporate Governance Committee to consider director candidates recommended by our stockholders in accordance with the procedures described under “When are stockholder proposals due for next year’s annual meeting?” above. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder.

Board Leadership Structure

The Board may choose to combine or separate the positions of Executive Chairman of the Board and Chief Executive Officer. While our Bylaws do not require the position of Executive Chairman of the Board and Chief Executive

Officer to be separate, our Board believes that separation of these positions reinforces the independence of our Board from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of our Board as a whole. As such, Dr. Linda Marbán serves as our Chief Executive Officer and President, while Dr. Frank Litvack serves as our Executive Chairman of the Board. Our Board has concluded that our current leadership structure is appropriate at this time. However, our Board continues to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

The duties of our Executive Chairman of the Board include the following:

●	Approve board of directors meeting agenda;
●	Work with committee chairs on committee matters, considering strategic issues facing the Company, and with input from other directors and the Chief Executive Officer;
●	Preside over board of directors’ meetings;
●	Attend committee meetings as appropriate;
●	Coordinate effective communication between respective committee chairs and management;
●	Oversee orientation for new directors;
●	Oversee that the board of directors receives accurate, timely, and clear information on:
o	The Company’s performance;
o	The issues, challenges, and opportunities facing the Company; and
o	Matters reserved to it for decision;
●	Facilitate effective communication and constructive relationships between the board of directors and management; and
●	Meet with stockholders when engagement is requested.

Insider Trading Policy

We have adopted an insider trading policy which governs transactions in our securities by the Company and its directors, officers, employees, consultants, contractors and agents. We believe this policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable listing standards. A copy of our insider trading policy included as Exhibit 19.1 to our Annual Report on Form 10-K filed on March 26, 2025.

Hedging and Pledging Policies

As part of our Insider Trading Policy, our officers, directors, employees and consultants are prohibited from engaging in short sales of our securities and our officers, directors and employees are prohibited from engaging in hedging transactions involving our securities. Our Insider Trading Policy further prohibits officers, directors and employees from pledging securities as collateral for a loan unless pre-cleared by the compliance officer for the Insider Trading Policy.

Role of the Board in Risk Oversight

We face a variety of risks, including operational risks, such as cybersecurity risks, as well as risks associated with the significant financial needs to operate our business. The Board and each of its committees are involved in overseeing risk associated with our business operations. The Audit Committee reviews and discusses with management and the independent registered public accounting firm our guidelines and policies with respect to risk assessment and risk management, including our major financial risk exposures and the steps taken by management to monitor and control such exposures. The Audit Committee determines and approves, prior to commencement of the audit engagement, the scope and plan for the internal audit and confers with management and the independent registered public accounting firm regarding the scope, adequacy and effectiveness of internal controls over financial reporting, including any special audit steps taken in the event of a material control deficiency. The Audit Committee also reviews with management and the independent registered public accounting firm any fraud, whether or not material, that includes management or other employees who have a significant role in our internal controls over financial reporting and any significant changes in internal controls or other factors that could significantly affect internal controls, including any corrective actions in regard to significant deficiencies or material weaknesses. Furthermore, the Audit Committee establishes procedures for the receipt, retention and treatment of complaints that we receive regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

It is the role of the Nominating and Corporate Governance Committee to review, discuss and assess, along with input from senior management, the performance of the Board and the committees of the Board at least annually. The Nominating and Corporate Governance Committee is responsible for developing and making recommendations to the Board for approval, and periodically reviewing with our Chief Executive Officer, the plans for succession to the offices of our Chief Executive Officer and other executive officers and the selection of appropriate individuals to succeed to executive positions.

It is the role of the Compensation Committee to review, at least annually, our compensation philosophy and to review and approve (or, if it deems appropriate, recommend to the Board for determination and approval) the compensation of our executive officers, senior management and non-employee directors, taking into consideration the individual’s success in achieving his or her individual performance goals and objectives and the corporate performance goals and objectives deemed relevant to him or her, as established by the Compensation Committee, in addition to other factors. The Compensation Committee reviews and recommends to the Board for approval the frequency with which we conduct say-on-pay votes, taking into account the results of the most recent stockholder advisory vote on the frequency of such say-on-pay votes, and reviews and approves the proposals regarding the say-on-pay vote and the frequency of the say-on-pay vote to be included in each of our annual meeting proxy statements, as applicable. It is also the role of the Compensation Committee to review, at least annually, our incentive compensation arrangements to determine whether they encourage excessive risk-taking, review and discuss the relationship between our risk management policies and practices and compensation, and evaluate compensation policies and practices that could mitigate such risk.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all directors, officers, employees, consultants, contractors and agents, wherever they are located and whether they work for us on a full- or part-time basis. The Code of Ethics was designed to help such directors, employees and other agents to resolve ethical issues encountered in the business environment. The Code of Ethics covers topics such as conflicts of interest, compliance with laws, confidentiality of Company information, encouraging the reporting of any violations of the Code of Ethics, fair dealing and protection and use of Company assets.

A copy of the Code of Ethics, as adopted by the Board, and revised in April 2021, is available at the Corporate Governance page of our website at www.capricor.com. We may post amendments to or waivers of the provisions of the Code of Ethics, if any, made with respect to any directors and employees on that website. Please note that information contained on, or that can be accessed through, our website is not incorporated by reference and is not a part of this proxy statement.

Stockholder Communications with the Board of Directors

Historically, we have not adopted a formal process related to stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of our stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to our stockholders in a timely manner. In order to communicate with the Board as a whole, with non-management directors or with specified individual directors, correspondence may be directed to our Corporate Secretary at 10865 Road to the Cure, Suite 150, San Diego, California 92121. Each communication will be reviewed by our Corporate Secretary to determine whether it is appropriate for presentation to the Board or such director. Communications determined by our Corporate Secretary to be appropriate for presentation to the Board or such director will be submitted to the Board or the director on a periodic basis.

INFORMATION REGARDING EXECUTIVE OFFICERS

Below is a list of the names, ages, positions, and a description of the business experience of each of our executive officers as of April 1, 2025:

Name	Age	Positions
Linda Marbán, Ph.D.	61	President, Chief Executive Officer and Director
Anthony Bergmann, M.B.A.	39	Chief Financial Officer
Karen G. Krasney, J.D.	72	Executive Vice President and General Counsel

A description of the business experience of Linda Marbán is provided above under the heading “Proposal No. 1: Election of Directors.”

Anthony Bergmann, M.B.A. Mr. Bergmann has served as our Chief Financial Officer since 2018 and has been involved in the biotechnology industry for over a decade. Mr. Bergmann joined Capricor in 2011 and has held various roles of increasing responsibility throughout his tenure. Prior to joining Capricor., Mr. Bergmann had experience in accounting, finance and operations management of companies ranging in size from start-ups to mid-size companies. Prior to Capricor., he was with the business management firm, Gettleson, Witzer and O’Connor headquartered in Beverly Hills, California, where he managed accounting and finance for several production studios generating motion pictures with worldwide revenue exceeding $1.0 billion. The firm’s clients included actors, musicians, producers, directors and international foundations across the entertainment and music industries. During his time at Capricor, Mr. Bergmann oversaw the Company’s reverse merger and uplisting to the Nasdaq Capital Market, completed equity financings yielding over $250 million and oversaw business development leading to multiple strategic partnerships for total deal value exceeding $1.5 billion. Mr. Bergmann earned his Bachelor of Science from Providence College and his M.B.A. from the University of Southern California’s Marshall School of Business. He is actively involved in various venture capital and entrepreneurial associations throughout the Southern California area.

Karen G. Krasney, J.D. Ms. Krasney has served as our Executive Vice President, Secretary and General Counsel since 2012. Ms. Krasney’s career spans over 40 years serving as general counsel for numerous corporations and private companies engaged in a wide variety of industries. Her extensive background and vast experience has been focused on domestic and international corporate and business law, as well as litigation. Ms. Krasney has been involved in the medical technology arena since the mid-1990s, representing several medical technology companies developing products for the treatment of cardiovascular disease. Commencing in 2002, Ms. Krasney served as legal counsel for Biosensors International Group Ltd., a multinational medical device company that developed, manufactured and sold medical devices for cardiology applications. In 2006, she accepted the position of General Counsel and Executive Vice President of Biosensors and served in that capacity until 2010. During her tenure at Biosensors Ms. Krasney, among other things, headed the legal team that facilitated the company’s successful initial public offering in Singapore and was responsible for negotiating and documenting all agreements for the company worldwide, including licensing agreements with major medical device companies and agreements required for the company’s international clinical trials. During her tenure at Capricor, Ms. Krasney has been responsible for overseeing all legal matters involving the Company including, business transactions, corporate governance, and intellectual property and has played an integral role in all transactional matters involving the Company. Ms. Krasney also serves as a director on the board of Cardiovascular Research Foundation, a non-profit research and education entity, and as a director for a private non-profit charitable foundation. Ms. Krasney received her Bachelor of Arts degree from the University of California, Los Angeles and her Juris Doctorate from the University of Southern California.

EXECUTIVE COMPENSATION

The following is a discussion and analysis of compensation arrangements of our named executive officers. As an “smaller reporting company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements.

Overview

Our current executive compensation program is intended to align executive compensation with our business objectives and to enable us to attract, retain and reward executive officers who contribute to our long-term success. The compensation paid or awarded to our executive officers is generally based on the assessment of each individual’s performance compared against the business objectives established for the fiscal year as well as our historical compensation practices. For 2024, the material elements of our executive compensation program were base salary, annual cash bonuses and equity awards in the form of options.

This section provides a discussion of the compensation paid or awarded to our Chief Executive Officer and our two other most-highly compensated executive officers as of December 31, 2024. We refer to these individuals as our “named executive officers.” For 2024, our named executive officers were:

●	Linda Marbán, Ph.D., Chief Executive Officer and President
●	Anthony Bergmann, M.B.A., Chief Financial Officer
●	Karen Krasney, J.D., Executive Vice President and General Counsel

Competitive Market Review for 2024

In evaluating compensation decisions with respect to the 2024 base salaries, cash bonus opportunities and equity grants for certain of our named executive officers, our compensation committee considered competitive market data based on the following peer group: Abeona Therapeutics; Arcturus Therapeutics; Dyne Therapeutics; Edgewise Therapeutics; Editas Medicine; Fate Therapeutics; Lineage Cell Therapeutics; Sana Biotechnology; Solid Biosciences; and Wave Life Sciences.  This peer group (the "2024 Peer Group") was oriented around the following primary criteria: industry sector; stage of development; employee headcount; and market capitalization. In assessing the competitiveness of our executive compensation program for 2024, the compensation committee compared certain aspects of our named executive officers’ compensation, including base salary, target bonus and equity incentives, to the compensation levels provided by our peer group. Based on the results of the peer group compensation assessment, we determined that compensation levels for our named executive officers in 2024 generally reflected market competitive positioning. The compensation committee also reviewed data from various life sciences surveys and analyses for compensation metrics used in the industry.

Compensation of Named Executive Officers

Base Salary. Base salaries are intended to provide a level of compensation sufficient to attract and retain an effective management team, when considered in combination with the other components of our executive compensation program. The relative levels of base salary for our named executive officers are designed to reflect each executive officer’s scope of responsibility and accountability with us. In 2024, Dr. Marbán’s annual base salary was $229,300 and Mr. Bergmann and Ms. Krasney’s annual base salaries were $376,700, which reflect a 4% cost of living adjustment to each of their base salary levels from the 2023 base salary levels. Please see the “Salary” column in the 2024 Summary Compensation Table for the base salary amounts earned by each named executive officer in 2024.

Annual Cash Bonuses. Historically, we have provided our senior leadership team with short-term incentive compensation through our annual cash bonus plan. Annual bonus compensation holds executives accountable, rewards the executives based on actual business results and helps create a “pay for performance” culture. The compensation committee considers each named executive officer’s individual contributions towards reaching our annual corporate goals. There is no minimum bonus percentage or amount established for the named executive officers and, thus, the bonus amounts vary from year to year based on corporate and individual performance. Our annual cash bonus plan provides cash incentive award opportunities for the achievement of performance goals established by our board of directors at the beginning of each fiscal year, with each named executive officer being assigned corporate and department goals. Corporate goals were related to regulatory achievements for the deramiocel program as well as the completion of a successful financing. For 2024, the target bonus for each of our named executive officers was 40% of their base salary.  After considering efforts with respect to regulatory and clinical achievements for our deramiocel program, closing of a successful financing, stock price appreciation and achievement of corporate/departmental goals, the compensation committee awarded bonuses ranging from 30% to 66% of the named executive officer’s base salary.

Equity Compensation. To further align the interests of our executive officers with the interests of our stockholders and to further focus our executive officers on our long-term performance, we have historically granted equity compensation in the form of stock options. As part of their annual equity awards, in 2024, Dr. Marbán received stock option grants with respect to 250,000 shares, Ms. Krasney received stock option grants with respect to 80,000 shares, and Mr. Bergmann received stock option grants with respect to 85,000 shares, each with a per share exercise price equal to the fair market value of an underlying share at the time of grant and vesting in 1/48th monthly increments commencing February 1, 2024.

2024 Extraordinary Bonuses. Our board of directors has the discretion to provide bonus awards to named executive officers for extraordinary efforts during the year by providing equity compensation in the form of stock options or restricted stock awards. Following fiscal year 2024, our board of directors awarded Dr. Marbán and Mr. Bergmann one-time bonuses for their efforts during 2024 related to regulatory achievements for the deramiocel program, stock performance as well as the completion of a successful financing among other things. In January 2025, Dr. Marbán received 20,566 stock options with a grant value of $250,000 and Mr. Bergmann received 6,170 stock options and 3,342 restricted stock awards with an aggregate grant value of $125,000.

All Other Compensation. Our named executive officers are eligible to participate, on the same basis as our other employees, in our employee benefit plans, including our medical, dental, vision, life and disability plans, and our 401(k) plan.

2024 Summary Compensation Table

The following summary compensation table reflects cash and non-cash compensation for the 2024 and 2023 fiscal years awarded to or earned by our named executive officers.

					Option		All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)		Awards($)(1)		Compensation ($)(2)	Total ($)
Linda Marbán, Ph.D.	2024	$229,300	$150,680	(3)	$1,150,000		$9,882	$1,539,862
Chief Executive Officer	2023	$220,500	$77,100	(4)	$466,695		$10,005	$774,300

Karen Krasney, J.D.	2024	$376,700	$113,010		$368,000		$11,850	$869,560
Executive Vice President & General Counsel	2023	$362,250	$72,400	(5)	$276,560	(6)	$12,072	$723,282

Anthony Bergmann, M.B.A.	2024	$376,700	$150,680		$391,000		$11,850	$930,230
Chief Financial Officer	2023	$362,250	$90,500	(7)	$293,845		$11,400	$757,995
(1)	Amounts reflect the grant date fair value of awards granted under the 2021 Equity Incentive Plan, computed pursuant to Financial Accounting Standards Board’s Accounting Standards Codification 718 “Compensation – Stock Compensation.” Assumptions used in the calculation of these amounts are included in Note 3 – “Stock Awards, Warrants and Options,” of the Notes to Consolidated Financial Statements included in the Annual Report on Form 10-K as filed with the Securities and Exchange Commission on March 26, 2025. See the “Outstanding Equity Awards at Fiscal Year-End” table for information regarding all option awards outstanding as of December 31, 2024.
(2)	Represents premiums contributed by the Company for the employee’s health reimbursement account and matching contributions contributed by the Company to each NEO’s account in the Company’s 401(k) Plan.
(3)	This amount reflects the cash bonus that Dr. Marbán was awarded with respect to 2024. Dr. Marbán elected to convert $100,000 of her cash bonus into stock options. Pursuant to this election, she received an option award for 14,396 shares of common stock that were deemed fully vested upon the grant date of January 2, 2025.
(4)	This amount has been updated from the amount reported in the 2023 Summary Compensation Table to include the portion of the cash bonus that the NEO elected to receive in fully vested stock options. For 2023, Dr. Marbán elected to convert $26,985 of her cash bonus into stock options in lieu of receiving the cash. Pursuant to this election, she received an option award for 9,633 shares of common stock that were deemed fully vested upon the grant date of January 2, 2024.

(5)	This amount has been updated from the amount reported in the 2023 Summary Compensation Table to include the portion of the cash bonus that the NEO elected to receive in fully vested stock options. For 2023, Ms. Krasney elected to convert $20,000 of her cash bonus into stock options. Pursuant to this election, she received an option award for 7,140 shares of common stock that were deemed fully vested upon the grant date of January 2, 2024.
(6)	This amount has been updated from the amount reported in the 2023 Summary Compensation Table to include the grant date fair value of the stock option award received by the NEO pursuant the NEO’s election to receive a portion of the cash bonus in equity. In accordance with SEC disclosure rules, this amount is reflected as Bonus for the period in which it was earned.
(7)	This amount has been updated from the amount reported in the 2023 Summary Compensation Table to include the portion of the cash bonus that the NEO elected to receive in fully vested stock options. For 2023, Mr. Bergmann elected to convert $27,150 of his cash bonus into stock options in lieu of receiving the cash. Pursuant to this election, he received an option award for 9,692 shares of common stock that were deemed fully vested upon the grant date of January 2, 2024.

Employment Agreements and Potential Payments Upon Termination or Change in Control

Linda Marbán, Ph.D. — President and Chief Executive Officer

Dr. Linda Marbán’s employment as our Chief Executive Officer is subject to the terms of that certain restated and amended employment agreement dated June 5, 2019, by and between Capricor, Inc. and Dr. Marbán. Effective January 1, 2024, Dr. Marbán’s annual base salary was set at $229,300. Dr. Marbán received a $150,680 bonus for 2024 services, of which $100,000 was converted into a fully vested option award on January 2, 2025 and $50,680 was paid on February 28, 2025. Dr. Marbán’s employment is at will and she has also signed an employee invention assignment, non-disclosure, non-solicitation and non-competition agreement. In the event Dr. Marbán’s employment is terminated by the Company other than for cause, death or disability, or if Dr. Marbán resigns for good reason, she would be entitled to receive a severance payment equal to twelve months’ (increased from six months in March 2025) salary then in effect (ignoring any decrease that forms the basis of Dr. Marbán’s resignation for good reason, if applicable).

Karen Krasney, J.D. — Executive Vice President, General Counsel

Karen Krasney’s employment as our Executive Vice President and General Counsel is subject to the terms of that certain employment agreement dated May 14, 2019. Effective January 1, 2024, Ms. Krasney’s annual base salary was set at $376,700. Ms. Krasney received a $113,010 bonus for 2024 services which was paid on February 28, 2025. In addition, Ms. Krasney has signed an at-will employment, confidential information, invention assignment and arbitration agreement. In the event Ms. Krasney’s employment is terminated by the Company other than for cause, death or disability, or if Ms. Krasney resigns for good reason, she would be entitled to receive a severance payment equal to twelve  months’ (increased from six months in March 2025) salary then in effect (ignoring any decrease that forms the basis of Ms. Krasney’s resignation for good reason, if applicable).

Anthony Bergmann, M.B.A. — Chief Financial Officer

Anthony Bergmann’s employment as our Chief Financial Officer is subject to the terms of that certain employment agreement dated May 14, 2019. Effective January 1, 2024, Mr. Bergmann’s annual base salary was set at $376,700. Mr. Bergmann received a $150,680 bonus for 2024 services which was paid on February 28, 2025. In addition, Mr. Bergmann has signed an at-will employment, confidential information, invention assignment and arbitration agreement. In the event Mr. Bergmann’s employment is terminated by the Company other than for cause, death or disability, or if Mr. Bergmann resigns for good reason, he would be entitled to receive a severance payment equal to twelve  months’ (increased from six months in March 2025) salary then in effect (ignoring any decrease that forms the basis of Mr. Bergmann’s resignation for good reason, if applicable).

2024 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning unexercised stock options held by the named executive officers at December 31, 2024. The options issued under the 2012 Restated Equity Incentive Plan, 2020 Equity Incentive Plan and 2021 Equity Incentive Plan are subject to early exercise. If the option holder elects to take advantage of the early exercise feature and purchase shares prior to the vesting of such shares, the shares will be deemed restricted stock and will be subject to a repurchase option in favor of the Company if the option holder’s service to the Company terminates prior to vesting. As of December 31, 2024, none of our named executive officers have early exercised their stock options or held any other outstanding equity awards with respect to the Company.

			Equity Incentive
			Plan Awards:
	Number of	Number of	Number of
	Securities	Securities	Securities
	Underlying	Underlying	Underlying
	Unexercised	Unexercised	Unexercised	Option
	Options	Options	Unearned	Exercise	Option
Name	Exercisable	Unexercisable	Options	Price ($)	Expiration Date
Linda Marbán, Ph.D.	25,000	—	—	1.39	03/03/2025
	19,999	—	—	1.39	01/03/2027
	9,998	—	—	1.39	01/02/2028
	25,000	—	—	1.39	08/08/2029
	368,449	—	—	1.39	02/12/2030
	449,136	9,557	—	3.74	01/04/2031	(1)
	275,501	102,329	—	3.18	01/03/2032	(2)
	64,687	70,313	—	3.85	01/03/2033	(3)
	9,633	—	—	5.12	01/02/2034	(4)
	57,291	192,709	—	5.12	01/02/2034	(5)

Karen Krasney, J.D.	2,500	—	—	1.39	01/03/2027
	3,500	—	—	1.39	01/02/2028
	14,000	—	—	1.39	08/08/2029
	104,908	—	—	1.39	02/12/2030
	93,699	1,994	—	3.74	01/04/2031	(1)
	61,308	22,772	—	3.18	01/03/2032	(2)
	11,878	—	—	3.85	01/03/2033
	38,333	41,667	—	3.85	01/03/2033	(3)
	7,140	—	—	5.12	01/02/2034	(4)
	18,333	61,667	—	5.12	01/02/2034	(5)

Anthony Bergmann, M.B.A.	2,500	—	—	1.39	03/03/2025
	3,000	—	—	1.39	06/02/2026
	3,500	—	—	1.39	01/03/2027
	5,000	—	—	1.39	01/02/2028
	14,000	—	—	1.39	08/08/2029
	120,003	—	—	1.39	02/12/2030
	93,699	1,994	—	3.74	01/04/2031	(1)
	121,756	45,224	—	3.18	01/03/2032	(2)
	40,729	44,271	—	3.85	01/03/2033	(3)
	9,692	—	—	5.12	01/02/2034	(4)
	19,479	65,521	—	5.12	01/02/2034	(5)
(1)	Vesting schedule is as follows: The shares of common stock subject to this option vest 1/48th per month commencing February 1, 2021.
(2)	Vesting schedule is as follows: The shares of common stock subject to this option vest 1/48th per month commencing February 1, 2022.
(3)	Vesting schedule is as follows: The shares of common stock subject to this option vest 1/48th per month commencing February 1, 2023.
(4)	Vesting schedule is as follows: Fully vested upon issuance on January 2, 2024.

(5)	Vesting schedule is as follows: The shares of common stock subject to this option vest 1/48th per month commencing February 1, 2024.

Pay Versus-Performance Table and Discussion

The following table sets forth additional compensation information of our Principal Executive Officer (“PEO”) and our non-PEO named executive officers, along with total stockholder return, and net loss results for our fiscal years ending in 2024, 2023 and 2022:

					Value of Initial Fixed $100 Investment
					Based On:
	Summary	Compensation	Average Summary	Average Compensation	Total
	Compensation Table	Actually	Compensation Table Total	Actually Paid to	Stockholder	Net
Year	Total for PEO (1)	Paid to PEO (2)	for Non-PEO NEO (1)	Non-PEO NEO (2)	Return (3)	Income/(Loss) (4)
2024	$1,539,862	$5,107,710	$899,895	$2,204,070	$471	$(40,467,186)
2023	774,300	1,150,789	740,639	778,238	167	(22,287,542)
2022	1,333,423	2,190,786	796,066	820,990	132	(29,019,532)
(1)	Linda Marbán served as our CEO for the entirety of 2024, 2023 and 2022. The other NEOs for 2024, 2023 and 2022 were Anthony Bergmann and Karen Krasney.
(2)	The SEC’s rules require certain adjustment be made to the “Summary Compensation Table” totals to determine “compensation actually paid” as reported in the “Pay Versus Performance Table” above. For purposes of the equity award adjustments shown below, no equity awards were cancelled due to a failure to meet vesting conditions and no dividends or other earnings paid on stock or option awards in the covered fiscal year prior to the vesting date were not otherwise included in the total compensation for the covered fiscal year. In calculating the “compensation actually paid” amounts reflected in these columns, the fair value or change in fair value, as applicable, of the equity award adjustments included in such calculations was computed in accordance with FASB ASC Topic 718. The valuation assumptions used to calculate such fair values did not materially differ from those disclosed at the time of grant. The following tables detail the applicable adjustments that were made to the determine “compensation actually paid” (all amounts are averages for the NEOs other than the PEO).
(3)	Cumulative total shareholder return (“TSR”) assumes an initial investment of $100 on December 31, 2021.
(4)	As reported in the Company’s consolidated financial statements.

Compensation Actually Paid to PEO:

Year	Summary Compensation Table Total for PEO	Deduct Option Awards (A)	Equity Award Adjustment (B)	Compensation Actually Paid to PEO
2024	$1,539,862	$1,150,000	$4,717,848	$5,107,710
2023	774,300	466,695	843,184	1,150,789
2022	1,333,423	1,051,123	1,908,486	2,190,786
(A)	Represents the amounts reported in the Option Awards column in the Summary Compensation Table for the applicable year.
(B)	Represents the stock award adjustments (deductions and additions) for PEO stock awards for each applicable year calculated as follows:

PEO Equity Award Adjustment:

Year	Year-End Fair Value of Outstanding and Unvested Equity Awards Granted during the Year	Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Total Equity Award Adjustments
2024	$2,162,002	$1,393,479	$415,580	$746,787	$4,717,848
2023	409,592	328,818	111,307	(6,533)	843,184
2022	930,816	301,185	328,436	348,049	1,908,486

Average Compensation Actually Paid to Non-PEO NEO (all amounts are averages):

Year	Summary Compensation Table Total for Non-PEO NEO	Deduct Option Awards (A)	Equity Award Adjustment (B)	Compensation Actually Paid to Non-PEO NEO
2024	$899,895	$379,500	$1,683,675	$2,204,070
2023	740,639	285,203	322,802	778,238
2022	796,066	349,225	374,149	820,990
(A)	Represents the amounts reported in the Option Awards column in the Summary Compensation Table for the applicable year.
(B)	Represents the stock award adjustments (deductions and additions) for Non-PEO NEO stock awards for each applicable year calculated as follows:

Average Non-PEO NEO Equity Award Adjustment:

Year	Year-End Fair Value of Outstanding and Unvested Equity Awards Granted during the Year	Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Total Equity Award Adjustments
2024	$713,461	$592,711	$162,397	$215,106	$1,683,675
2023	250,306	(11,570)	86,764	(2,698)	322,802
2022	309,254	(106,570)	109,127	62,338	374,149

Pay Versus Performance Comparative Disclosure

The Company uses several measures to reward achievement of our specific annual and long-term strategic goals, however, all of those performance measures are not presented in the Pay Versus Performance Table set forth above. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay Versus Performance Table.

Compensation Actually Paid and Net Loss

The SEC’s rules require that net loss be presented as a performance measure in the Pay Versus Performance Table above. The graph below shows the relationship between compensation actually paid to our PEO and the average of the compensation actually paid to our other NEOs and net loss attributable to the Company over the three fiscal years ending December 31, 2024, as reported in the Company consolidated financial statements.

Compensation Actually Paid and Company TSR

The SEC’s rules require that TSR be presented as a performance measure in the Pay Versus Performance Table above. The graph below shows the relationship between (1) compensation actually paid to our PEO and the average of the compensation actually paid to our other NEOs and (2) our cumulative TSR, over the three fiscal years ending December 31, 2024.

Policies and Practices Regarding the Grant of Equity Awards

We do not schedule the grant of any equity awards in anticipation of the disclosure of material, non-public information and we do not schedule the disclosure of material, non-public information based on the timing of granting equity awards. We have not adopted a formal policy that dictates the timing of equity award grants. We generally grant broad-based equity awards on the first business day of each year. In addition, we may choose to grant equity awards outside of the annual broad-based awards (e.g., as part of a new hire package or as a retention or promotional incentive). Stock options may be granted only with an exercise price at or above the closing market price of our common stock on the date of grant. During 2024, no stock option grants were made to any of our NEOs during any period beginning four business days before the filing or furnishing of a periodic report or current report and ending one business day after the filing or furnishing of any such report with the SEC.

Securities Authorized for Issuance Under Equity Compensation Plans

We have three equity-incentive plans that have been approved by stockholders: (i) the 2012 Restated Equity Incentive Plan; (ii) the 2020 Equity Incentive Plan (the “2020 Plan”); and (iii) the 2021 Equity Incentive Plan (the “2021 Plan”).

The following table sets forth additional information with respect to the shares of common stock that may be issued upon the exercise of options and other rights under our existing equity compensation plans and arrangements in effect as of December 31, 2024. The information includes the number of shares covered by, and the weighted average exercise price of, outstanding options, warrants and rights, and the number of shares remaining available for future grant, excluding the shares to be issued upon exercise of outstanding options, warrants and rights.

Equity Compensation Plan Information

	Number of	Weighted-
	securities to	average	Number of securities
	be issued	exercise	remaining available for
	upon exercise	price of	future issuance
	of outstanding	outstanding	under equity
	options,	options,	compensation plans
	warrants and	warrants	(excluding securities
	rights	and rights	reflected in column
Plan Category	(A)	(B)	(A))(C)
Equity compensation plans approved by security holders:
The 2012 Restated Equity Incentive Plan(1)	251,389	$1.44	—
The 2020 Equity Incentive Plan	3,211,438	$3.12	588
The 2021 Equity Incentive Plan	7,268,356	$5.04	59,262	(2)
Total	10,731,183	$4.38	59,850
(1)	The 2012 Restated Equity Incentive Plan expired in November 2022, therefore, no additional stock option awards may be granted from the 2012 Restated Equity Incentive Plan.
(2)	The number of shares available for future issuance under the 2021 Plan shall automatically increase on January 1 of each year by an amount equal to 5% of the outstanding shares of our common stock as of the last day of the immediately preceding fiscal year (rounded down to the nearest whole share).

NON-EMPLOYEE DIRECTOR COMPENSATION

We have adopted the following non-employee director compensation program to help us attract and retain highly-qualified directors and to align the interests of our directors with the long-term interests of our stockholders. Our compensation committee is responsible for reviewing the compensation of our non-employee directors periodically and recommends changes to the board of directors when it deems appropriate. Our compensation committee conducts this review through the assistance of an external compensation consultant, when appropriate, although the compensation committee ultimately makes its own decision about these matters.

Non-Employee Directors

Under this director compensation program, we pay our non-employee directors (excluding our executive chairman) (i) an annual cash retainer of $70,000 of which the value is converted into stock options; (ii) an annual cash retainer for service as a chair or member of a committee ranging from $7,500 to $20,000 depending on the committee of which the value is converted into stock options; and (iii) an annual retention grant of stock options valued at $150,000 as of the grant date, which is scheduled to vest monthly over a period of one year, subject to the director’s continuous service on each applicable vesting date. Our director compensation program for non-employee directors did not materially change from 2023.

Executive Chairman

At this time, other than Dr. Litvack, none of the non-employee directors receive any cash compensation for their service. In 2014, we entered into a consulting agreement with Dr. Litvack for $10,000 per month, for an aggregate of $120,000 per year which remains in effect. The consulting services are primarily related to strategic, finance and business development services provided to the Company. For 2023 service, as executive chairman, Dr. Litvack was granted a stock option in January 2024 to purchase 200,000 shares, which vest monthly over a four-year period from grant date. For 2024 services, as executive chairman, Dr. Litvack was granted a stock option in January 2025 to purchase 50,000 shares, which vest monthly over a one-year period from the grant date.

New Directors

From 2021 to 2024, each new non-employee director was entitled to receive a grant of 115,000 stock options, which were scheduled to vest 25% on the one-year anniversary of the grant date and the remainder vest monthly over the following three years, subject to such director’s continuous service on each applicable vesting date.

Expense Reimbursement

Our non-employee directors are also reimbursed for their reasonable out-of-pocket travel expenses to cover in-person attendance at and participation in board of directors and committee meetings.

2024 Director Compensation Table

The following table sets forth the compensation received by our directors in fiscal year 2024. Dr. Marbán is not listed below because she is an employee of the Company and receives no additional compensation for serving on our Board or its committees. Please see the 2024 Summary Compensation Table for the compensation received by Dr. Marbán for her service as our Chief Executive Officer.

	Fees Earned or		All Other
Name	Paid in Cash	Option Awards(1)(2)	Compensation		Total
Frank Litvack, M.D.	—	$862,400	$120,000	(3)	$982,400
Earl M. (Duke) Collier Jr., J.D.	—	$218,484	—		$218,484
David B. Musket	—	$248,501	—		$248,501
George W. Dunbar Jr., M.B.A.	—	$222,226	—		$222,226
Karimah Es Sabar	—	$203,476	—		$203,476
Paul Auwaerter, M.D., M.B.A.	—	$156,853	—		$156,853
Philip Gotwals, Ph.D.	—	$157,064	—		$157,064
Michael Kelliher	—	$275,609	—		$275,609
(1)	Amounts reflect the grant date fair value of awards granted under the 2021 Equity Incentive Plan computed pursuant to Financial Accounting Standards Board’s Accounting Standards Codification 718 “Compensation – Stock Compensation.” Assumptions used in the calculation of these amounts are included in Note 3 – “Stock Awards, Warrants and Options” of the Notes to the Consolidated Financial Statements included in the Annual Report on Form 10-K as filed with the Securities and Exchange Commission on March 26, 2025.
(2)	Options granted for the following number of shares were outstanding as of December 31, 2024: Dr. Litvack – 1,190,532 shares; Mr. Collier – 322,054 shares; Mr. Musket – 387,296 shares; Mr. Dunbar – 349,384 shares; Ms. Es Sabar – 231,010 shares; Dr. Auwaerter – 151,900 shares; Dr. Gotwals – 151,950 shares; and Mr. Kelliher – 179,870 shares.
(3)	Pursuant to the terms of a Consulting Agreement, dated March 24, 2014, Capricor, Inc. paid to Dr. Litvack $10,000 per month, for an aggregate of $120,000, during the year ended December 31, 2024, as consideration for consulting services.

Risk Assessment of Compensation Programs

We do not believe that our compensation programs create risks that are reasonably likely to have a material adverse effect on our Company. We believe that the combination of different types of compensation as well as the overall amount of compensation, together with our internal controls and oversight by our Board, mitigates potential risks.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Except as reported below, there have not been transactions since January 1, 2024, in which we were a party, where the amount involved exceeded or will exceed $120,000 and in which any related party had a direct or indirect material interest.

Nippon Shinyaku Co., Ltd.

Commercialization and Distribution Agreement with Nippon Shinyaku (Territory: United States)

On January 24, 2022, Capricor entered into a Commercialization and Distribution Agreement (the “U.S. Distribution Agreement”) with Nippon Shinyaku Co. Ltd. (“Nippon Shinyaku”), a Japanese corporation and a shareholder of the Company.

Under the terms of the U.S. Distribution Agreement, Capricor will be responsible for the clinical development and manufacturing of deramiocel. Nippon Shinyaku and NS Pharma, Inc. (its wholly-owned U.S. subsidiary) will be responsible for the distribution of deramiocel in the United States. Pursuant to the U.S. Distribution Agreement, Capricor received an upfront payment of $30.0 million in 2022. The first milestone payment of $10.0 million was paid upon completion of the futility analysis of the HOPE-3 trial whereby the outcome was determined to be not futile. The second milestone payment of $10.0 million was triggered in December 2024 upon submission of the BLA to the FDA seeking marketing approval of deramiocel in the United States. Additionally, there is another potential milestone of $80.0 million due to Capricor upon receipt of marketing approval. The foregoing milestones are considered development milestones under the terms of the U.S. Distribution Agreement. Further, there are various potential sales-based milestones, if commercialized, tied to the achievement of certain sales thresholds for annual net sales of deramiocel of up to $605.0 million. Subject to regulatory approval, Capricor will have the right to receive a share of product revenue which falls between 30 and 50 percent.

Commercialization and Distribution Agreement with Nippon Shinyaku (Territory: Japan)

On February 10, 2023, Capricor entered into a Commercialization and Distribution Agreement (the “Japan Distribution Agreement”) with Nippon Shinyaku. Under the terms of the Japan Distribution Agreement, Capricor appointed Nippon Shinyaku as its exclusive distributor in Japan of deramiocel for the treatment of DMD.

Under the terms of the Japan Distribution Agreement, Capricor received an upfront payment of $12.0 million in the first quarter of 2023 and in addition, Capricor may potentially receive additional development and sales-based milestone payments of up to approximately $89.0 million, subject to foreign currency exchange rates, and a meaningful double-digit share of product revenue. Nippon Shinyaku will be responsible for the distribution of deramiocel in Japan. Capricor will be responsible for the conduct of clinical development and regulatory approval in Japan, as may be required, as well as the manufacturing of deramiocel. In addition, Capricor or its designee will hold the Marketing Authorization in Japan if the product is approved in that territory.

Binding Term Sheet with Nippon Shinyaku (Territory: Europe)

On September 16, 2024, Capricor entered into a Binding Term Sheet (the “Term Sheet”) with Nippon Shinyaku for the commercialization and distribution of deramiocel for the treatment of DMD in the European region, as defined in the Term Sheet. Subject to finalization of a definitive agreement, under the terms of the Term Sheet, Capricor would be responsible for the development and manufacturing of deramiocel for potential approval in the European region. Nippon Shinyaku would be responsible for the sales and distribution of deramiocel in the European region. Subject to regulatory approval, Capricor would receive a double-digit share of product revenue and additional development and sales-based milestone payments. If a definitive agreement is entered into on the same economic terms as the term sheet, Capricor will receive an upfront payment of $20.0 million upon execution of the definitive agreement, with potential additional development and sales-based milestone payments of up to $715.0 million. In the event of execution of a definitive agreement, the Company will evaluate the terms in accordance with ASC 606, Revenue from Contracts with Customers. As of December 31, 2024, nothing has been recorded or received.

Capricor and Nippon Shinyaku have entered into various amendments to the Term Sheet, pursuant to which the parties agreed to extend the due date for execution of a definitive agreement to April 30, 2025.

September 2024 Private Placement

On September 16, 2024, the Company entered into a Subscription Agreement with Nippon Shinyaku pursuant to which the Company agreed to issue and sell to Nippon Shinyaku in a private placement (the “Private Placement”), an aggregate of 2,798,507 shares of the common stock of the Company at a price per Share of $5.36, which was issued at a 20% premium to the 60-day volume-weighted average price, for an aggregate purchase price of approximately $15.0 million. The Subscription Agreement also includes lock-up provisions restricting Nippon Shinyaku from selling or otherwise disposing of shares of Common Stock until the six-month anniversary of the Closing Date.

In connection with the Private Placement, the Company also entered into a Registration Rights Agreement with Nippon Shinyaku on September 16, 2024 (the “Registration Rights Agreement”). Pursuant to the terms of the Registration Rights Agreement, the Company has filed with the SEC a registration statement to register for resale the shares sold in the Private Placement, which registration statement was declared effective on November 8, 2024.

Employment Agreements

Information regarding our executive employment agreements for certain officers is located under the caption, “Employment Agreements and Potential Payments Upon Termination or Change in Control” above.

Director and Officer Indemnification Agreements

In addition to the indemnification provisions contained in our Certificate of Incorporation and Bylaws, we have entered into separate indemnification agreements with certain of our directors and executive officers. These agreements require us, among other things, to indemnify the director or executive officer against specified expenses and liabilities, such as attorneys’ fees, judgments, fines and settlements, paid by the individual in connection with any action, suit or proceeding arising out of the individual’s status or service as our director or executive officer, other than liabilities arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest, and to advance expenses incurred by the individual in connection with any proceeding against the individual with respect to which the individual may be entitled to indemnification by us. We may also enter into these agreements with our future directors and executive officers.

Policies and Procedures for Related Party Transactions

Although we have adopted a Code of Business Conduct and Ethics, we rely on the Board to review related party transactions on an ongoing basis to prevent conflicts of interest. The Board reviews a transaction in light of the affiliations of the director, officer or employee and the affiliations of such person’s immediate family. Transactions are presented to the Board for approval before they are entered into or, if this is not possible, for ratification after the transaction has occurred. If the Board finds that a conflict of interest exists, then it will determine the appropriate remedial action, if any. The Board approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of the Company.

PROPOSAL NO. 2:

RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED ACCOUNTING FIRM

The Audit Committee of the Board has selected Rose, Snyder & Jacobs LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 and has further directed that management seek stockholder ratification of the selection of the independent registered public accounting firm at the Annual Meeting. Rose, Snyder & Jacobs LLP was appointed our registered public accounting firm on January 17, 2014, and has served as our independent registered public accounting firm for each year since the year ended December 31, 2013.

Representatives of Rose, Snyder & Jacobs LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law requires stockholder ratification of the selection of Rose, Snyder & Jacobs LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Rose, Snyder & Jacobs LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interests as well as the best interest of our stockholders.

Services provided to the Company and its subsidiaries by Rose, Snyder & Jacobs LLP for the years ended December 31, 2024 and 2023 are described below and under “Audit Committee Report.”

Principal Accountant Fees and Services

In connection with the audit of the 2024 financial statements, we entered into an engagement agreement with Rose, Snyder & Jacobs LLP which sets forth the terms by which Rose, Snyder & Jacobs LLP would perform audit services for us.

The following is a summary of the approximate fees billed to us by Rose, Snyder & Jacobs LLP, our independent registered public accounting firm, for professional services rendered for the fiscal years ended December 31, 2024 and 2023 which includes Capricor, Inc. and Capricor Therapeutics, Inc.:

	Fiscal Year Ended
	December 31,
Service Category	2024	2023
Audit Fees	$94,000	$89,050
Audit-Related Fees	65,000	45,250
Tax Fees	12,200	11,500
All Other Fees	12,200	1,600
Total Fees	$183,400	$147,400

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees for professional services for the audit and review of our annual financial statements, as well as the audit and review of our financial statements included in our registration statements filed under the Securities Act and issuance of consents and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements, except those not required by statute or regulation; “audit-related fees” are fees for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements, including attestation services that are not required by statute or regulation, due diligence and services related to acquisitions; “tax fees” are fees for tax compliance, tax advice and tax planning; and “all other fees” are fees for any services not included in the first three categories which include foreign tax research and consents necessary for applicable filings with the SEC.

Pre-Approval Policies and Procedures.

Pursuant to our Audit Committee Charter, before the independent registered public accounting firm is engaged by the Company or its subsidiaries to render audit or non-audit services, the Audit Committee pre-approves the engagement. Audit Committee pre-approval of audit and non-audit services is not required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Audit Committee regarding the Company’s engagement of the independent registered public accounting firm, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service provided and such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Exchange Act to the Company’s management. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided such approvals are presented to the full Audit Committee at a subsequent meeting. If the Audit Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Audit Committee must be informed of each non-audit service provided by the independent registered public accounting firm. Audit Committee pre-approval of non-audit services (other than review and attest services) also is not required if such services fall within available exceptions established by the SEC. None of the services provided by our independent registered public accounting firm for fiscal 2024 or 2023 were obtained in reliance on the waiver of the pre-approval requirement afforded in SEC regulations.

The affirmative vote of a majority of the shares cast on Proposal No. 2 at the Annual Meeting will be required to ratify the selection of Rose, Snyder & Jacobs LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. Abstentions will have no effect on whether this proposal is approved. Under the rules of the New York Stock Exchange, brokers have discretionary authority to vote shares on this proposal. Therefore, we do not expect any broker non-votes on Proposal No. 2.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 2

AUDIT COMMITTEE REPORT*

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2024, with our management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301 adopted by the Public Company Accounting Oversight Board (United States) (the “PCAOB”) regarding "Communications with Audit Committees." The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Respectively submitted by:

Mr. Musket

Ms. Es Sabar

Mr. Dunbar

*The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL NO. 3:

APPROVAL OF CAPRICOR THERAPEUTICS, INC. 2025 EQUITY INCENTIVE PLAN

Proposal No. 3 seeks stockholder approval of the Capricor Therapeutics, Inc. 2025 Equity Incentive Plan (as may be amended and restated from time to time, the “2025 Plan”), which was approved by our Board on April 8, 2025, and is subject to approval by our stockholders.

If our stockholders approve the 2025 Plan, no new shares will be added to the share reserve under the Capricor Therapeutics, Inc. 2021 Equity Incentive Plan (the “Prior Plan”) pursuant to its “evergreen” provision, beginning on the date of approval. The terms of the Prior Plan, as applicable, will continue to govern the outstanding awards granted under the Prior Plan and any additional awards made under the Prior Plan prior to its expiration, until exercised, expired, paid or otherwise terminated or cancelled. In the event that the stockholders do not approve this Proposal No. 3, the 2025 Plan will not become effective and the Prior Plan will continue in its current form, including with respect to the evergreen provision.

The 2025 Plan permits the Board, or a committee thereof, to grant to eligible team members, non-employee directors and consultants of the Company non-statutory and incentive stock options, stock appreciation rights (also known as SARs), restricted stock awards, and restricted stock units. Subject to adjustment, the maximum number of shares of our common stock authorized for issuance under the 2025 Plan is 3,500,000, together with certain permitted addbacks to the share reserve. The number of shares of our common stock authorized for issuance under the 2025 Plan shall automatically increase on January 1 of each year, commencing with January 1, 2026 and ending on January 1, 2035, by an amount equal to 5% of the outstanding shares of our common stock as of the last day of the immediately preceding fiscal year (rounded down to the nearest whole share). The closing stock price of a share of our common stock, as reported on Nasdaq on April 7, 2025, was $9.18 per share.

Background for Determination of Share Reserve

In determining the total number of shares of our common stock that may be issued under the 2025 Plan, including the provision for an automatic annual addition of shares of our common stock, the Board considered a number of factors, including:

●	Historical grant practices. The Board considered the historical amounts of equity awards we have granted in the past three years. In fiscal years 2022, 2023 and 2024, the number of shares of our common stock granted under the Prior Plan and the Capricor Therapeutics, Inc. 2020 Equity Incentive Plan (the “2020 Plan”) was 2,817,370 shares, 3,425,979 shares, and 3,236,726 shares, respectively.

●	Forecasted grant practices. Based on our business plan, historical grant practices and our current stock price, we currently forecast granting options covering approximately 2.5 million shares of our common stock over the next year, which is equal to approximately 5.5% of our outstanding shares of common stock as of March 26, 2025.

●	Awards outstanding under existing grants. As of December 31, 2024, there were 7,268,356 shares of our common stock subject to outstanding options under the Prior Plan, and 3,462,827 shares of our common stock subject to outstanding options under the Company’s other equity incentive plans. Accordingly, as of December 31, 2024, shares of our common stock subject to granted equity awards represented approximately 23.5% of our outstanding shares of our common stock.

●	Expected Utilization. Based on our business plan, historical grant practices and our current stock price, we currently forecast that the number of shares of our common stock that may be issued under the 2025 Plan and the subsequent annual automatic increase will be sufficient to help us achieve our recruiting and retention efforts through at least 2027; however, a change in business conditions or Company strategy could alter this projection.

New Plan Benefits

All awards to officers, directors and employees under the 2025 Plan will be made at the discretion of the Board or the Compensation Committee, which is the committee designated by our Board as the Administrator of the 2025 Plan (the “Administrator”). Therefore, the benefits and amounts that will be received or allocated under the 2025 Plan are not determinable at this time.

Summary of the 2025 Equity Incentive Plan

The 2025 Plan will be the primary active plan for providing equity incentive compensation to eligible employees. The following summary of major features of the 2025 Plan is qualified in its entirety by reference to the actual text of the 2025 Plan, which is appended to this proxy statement as Appendix A.

Purpose. The purpose of the 2025 Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives (“Incentives”) to employees, directors and consultants (collectively “Service Providers”), and to promote the success of the Company’s business.

Duration. The 2025 Plan will become effective upon approval by the stockholders. The 2025 Plan will continue until discontinued or terminated by the Administrator; provided that in no event may Incentives be granted pursuant to the 2025 Plan after April 8, 2035, which is ten years after the date the 2025 Plan was adopted by the Board, contingent upon approval by the stockholders.

Plan Administration. The 2025 Plan shall be administered by the Board or by a committee appointed by the Board, which is the Compensation Committee. Different committees with respect to different groups of Service Providers may administer the 2025 Plan, which committees will be constituted to satisfy applicable laws.

To the extent necessary for compliance with Rule 16b-3 of the Exchange Act or any successor provision, each member of any such committee is intended to be a “non-employee director” as defined by such rule. The composition of the Board and the nature of any material relationships between directors and the Company are described annually in the Company’s annual report on Form 10-K and/or proxy statement on Schedule 14A, and the manner in which directors or committee members are selected, their term of office, and the manner in which they may be removed from office are or will be described in the Company’s bylaws and the charter or resolutions governing any such committee.

The Administrator has complete authority to award Incentives under the 2025 Plan, interpret the 2025 Plan, and to make any other determination which it believes necessary and advisable for the proper administration of the 2025 Plan.

Securities Subject to the 2025 Plan. If this Proposal No. 3 is approved by our stockholders, the maximum number of shares that may be issued under the 2025 Plan will be 3,500,000 together with certain permitted addbacks to the share reserve, with the number of shares that may be issued under the 2025 Plan automatically increasing thereafter on January 1 of each year, commencing with January 1, 2026 and ending January 1, 2035, by 5% of the outstanding shares of our common stock as of the last day of the immediately preceding fiscal year (rounded down to the nearest whole share). However, the Compensation Committee will have the authority in each fiscal year to provide that the automatic increase in the shares of our common stock that may be issued under the 2025 Plan shall be a lesser number than 5% of the outstanding shares of our common stock as of the last day of the immediately preceding fiscal year.

Not more than 1,000,000 shares may be made subject to stock option awards under the 2025 Plan to any individual in the aggregate in any one calendar year. Not more than 1,000,000 shares may be made subject to stock appreciation rights awards under the 2025 Plan to any individual in the aggregate in any one calendar year. The maximum number of shares that may be granted as options intended to qualify as incentive stock options will equal 3,500,000 shares.

If an award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program (as described below), or, with respect to restricted stock or restricted stock units, is forfeited to or repurchased by the Company due to the failure to vest, the unpurchased shares (or, for awards other than options or stock appreciation rights, the forfeited or repurchased shares) which were subject thereto will become available for future grant or sale under the 2025 Plan (unless the 2025 Plan has terminated). With respect to stock appreciation rights, only shares actually issued pursuant to a stock appreciation right will cease to be available under the 2025 Plan; all remaining shares under stock appreciation rights will remain available for future grant or sale under the 2025 Plan (unless the 2025 Plan has terminated).  Shares that have actually been issued under the 2025 Plan under any award will not be returned to the 2025 Plan and will not become available for future distribution under the 2025 Plan; provided, however, that if shares issued pursuant to awards of restricted stock or restricted stock units are repurchased by the Company or are forfeited to the Company due to the failure to vest, such shares will become available for future grant under the 2025 Plan.  Shares used to pay the exercise price of an award or to satisfy the tax withholding obligations related to an award will become available for future grant or sale under the 2025 Plan.  To the extent an award under the 2025 Plan is paid out in cash rather than shares, such cash payment will not result in reducing the number of shares available for issuance under the 2025 Plan.

If there is a stock dividend, stock split, reverse split, combination or reclassification of our common stock, or any other increase or decrease in the number of issued shares of our common stock effected without receipt of consideration by the Company, the Administrator has discretion to adjust the number of shares of our common stock then subject to the 2025 Plan, including the number of shares of our common stock covered by each outstanding Incentive, and, if applicable, the price per share, such that participants have the same relative rights before and after the adjustment. Additional shares that may become covered by the Incentive pursuant to such adjustment will be subject to the same restrictions as are applicable to the shares with respect to which the adjustment relates.

In the event of a Corporate Transaction (as defined in the 2025 Plan), the vesting of each outstanding award may be accelerated so that awards shall vest as to the shares of our common stock that otherwise would have been unvested. The Administrator may, in addition to accelerating vesting as provided in the previous sentence, arrange or otherwise provide for the payment of cash or other consideration to Participants in exchange for the satisfaction and cancellation of all or some awards (whether vested or unvested) (based on the fair market value, on the date of the Corporate Transaction, of the award being cancelled, as determined by any reasonable valuation method selected by the Administrator). The Administrator may, in lieu of the acceleration of vesting or cancellation of awards as provided in the preceding sentences, in its sole and absolute discretion cause each outstanding award to be assumed, or cause substantially equivalent awards to be substituted, by the acquiring or succeeding corporation (or any direct or indirect parent thereof) with appropriate adjustments as to the number and kind of shares and prices upon consummation of the Corporate Transaction. The Administrator shall have the power and authority to make such other modifications, adjustments or amendments to outstanding awards or to the 2025 Plan with respect to outstanding awards as the Administrator deems necessary or appropriate, subject, however, to the terms set forth above.

Additionally, if a payment under an award agreement is subject to Code Section 409A and if the definition of “Corporate Transaction” contained in the award agreement does not comply with the definition of “change of control” for purposes of a distribution under Code Section 409A, then any payment of an amount that is otherwise accelerated will be delayed until the earliest time that such payment would be permissible under Code Section 409A without triggering any penalties applicable under Code Section 409A.

Eligibility. Discretionary grants of Incentives may be made to any employee, director or consultant who provides services to the Company, who is determined by the Administrator to be in a position to contribute to the Company’s success; provided that only employees of the Company (or any subsidiary or parent corporation of the Company) are eligible to receive incentive stock options. No entity or any non-natural person shall be eligible to receive grants of Incentives. As of April 4, 2025, approximately 194 employees, 8 non-employee directors and 10 consultants would be eligible to participate in the 2025 Plan if selected by the Administrator.

Amendment of the 2025 Plan. The Board may amend, alter, suspend or terminate the 2025 Plan at any time; however, no amendment to the 2025 Plan will be effective without approval of the stockholders of the Company if stockholder approval of the amendment is then required to comply with applicable laws. No amendment, alteration, suspension or termination of the 2025 Plan will, without a participant’s consent, impair any rights or adversely affect Incentives previously granted to that recipient.

Exchange Program. Under the terms of the 2025 Plan, the Administrator has authority, without the approval of stockholders, to institute and determine the terms of an Exchange Program.  Under the 2025 Plan, an Exchange Program means a program under which (i) outstanding awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) participants would have the opportunity to transfer any outstanding awards to a financial institution or other person or entity selected by the administrator, and/or (iii) the exercise price of an outstanding award is reduced or increased.  The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

Description of Incentives

Stock Options. The Administrator may grant incentive stock options and non-statutory stock options to purchase shares of our common stock from the Company in such amounts as the Administrator, in its sole discretion, may determine; provided that no one participant may be granted options with respect to more than 1,000,000 shares of our common stock in any one calendar year. Options will vest and become exercisable according to the schedule established by the Administrator as set forth in the applicable award agreement. If a participant does not exercise its option within its term, the unexercised portion will expire without value. Prior to the issuance of shares of our common stock upon exercise of a stock option, a participant will not have any of the rights of a stockholder with respect to such shares. Each grant of a stock option will be evidenced by a separate award agreement.

Each option will be designated in the award agreement as either an incentive stock option or a non-statutory stock option. Notwithstanding such designation, however, to the extent that the aggregate fair market value of the shares of our common stock with respect to which incentive stock options are exercisable for the first time by the participant during any calendar year (under all plans of the Company and any parent or subsidiary) exceeds one hundred thousand dollars ($100,000), such options will be treated as non-statutory stock options. Incentive stock options will be taken into account in the order in which they were granted, the fair market value of the shares of our common stock will be determined as of the time of the option grant with respect to which such shares is granted, and calculation will be performed in accordance with Code Section 422 and the Treasury Regulations promulgated thereunder.

The term of each option will be stated in the award agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. In the case of an incentive stock option granted to a participant who, at the time the incentive stock option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, the term of the incentive stock option will be five (5) years from the date of grant or such shorter term as may be provided in the award agreement and the exercise price will be no less than 110% of the fair market value of the shares of our common stock with respect to which incentive stock options are exercisable, determined as of the grant date. Any option granted to such a participant that does not meet these criteria will be a non-statutory stock option.

Subject to the limitations set forth below, the purchase price of a share of our common stock pursuant to the exercise of an option will be as determined by the Administrator and may be adjusted in accordance with the adjustment provisions described in the 2025 Plan. Generally, the purchase price may not be less than one hundred percent (100%) of the fair market value of a share of our common stock on the date of grant. The Administrator will determine the acceptable form of consideration for exercising an option, including the method of payment. Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note, to the extent permitted by applicable laws; (4) other shares, provided that such shares have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which such option will be exercised and provided further that accepting such shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under any cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the 2025 Plan; (6) by net exercise; (7) such other consideration and method of payment for the issuance of shares to the extent permitted by applicable laws; or (8) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator will consider if acceptance of such consideration may be reasonably expected to benefit the Company.

With respect to payment in the form of our common stock, the Administrator may require advance approval or adopt such rules as it deems necessary to assure compliance with Rule 16b-3, or any successor provision, as then in effect.

Termination of Relationship as a Service Provider. If a participant ceases to be a Service Provider, the participant may exercise his or her option within ninety (90) days of termination, or such longer period of time as is specified in the award agreement or as determined by the Administrator to the extent that the option is vested on the date of termination. If a Participant ceases to be a Service Provider as a result of the participant’s disability, the participant may exercise his or her option within one (1) year of termination, or such longer period of time as is specified in the award agreement or as determined by the Administrator to the extent the option is vested on the date of termination. If a participant dies while a Service Provider, the option may be exercised within one (1) year following the participant’s death, or within such longer period of time as is specified in the award agreement or as determined by the Administrator to the extent that the option is vested on the date of death, by the participant’s designated beneficiary or, if applicable, the participant’s estate.

Unless otherwise provided by the Administrator, if on the date of termination the participant is not vested as to his or her entire option, the shares of our common stock covered by the unvested portion of the option will revert to the 2025 Plan. Notwithstanding the foregoing, no participant may exercise an option after its latest expiration date, assuming the participant had remained employed. If after termination the participant or his or her representative does not exercise the option within the time specified, the option will terminate, and the shares of our common stock covered by such option will revert to the 2025 Plan. To qualify for incentive stock option tax treatment, an option designated as an incentive stock option must be exercised within three months after termination of employment for reasons other than death, except that, in the case of termination of employment due to disability, such Option must be exercised within one year after such termination.

Stock Appreciation Rights. Stock appreciation rights may be granted to Service Providers at any time as determined by the Administrator, in its sole discretion. The Administrator will have complete discretion to determine the number of shares of our common stock subject to any award of stock appreciation rights. The per share exercise price for the shares of our common stock that will determine the amount of the payment to be received upon exercise of a stock appreciation right will be determined by the Administrator and will be no less than one hundred percent (100%) of the fair market value per share on the date of grant. Otherwise, the Administrator will have complete discretion to determine the terms and conditions of stock appreciation rights granted under the 2025 Plan. Each stock appreciation right grant will be evidenced by an award agreement that will specify the exercise price, the term of the stock appreciation right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine. A stock appreciation right granted under the 2025 Plan will expire upon the date determined by the Administrator and set forth in the award agreement. Upon exercise of a stock appreciation right, a participant will be entitled to receive payment from the Company in an amount determined by multiplying: (i) the difference between the fair market value of a share on the date of exercise over the exercise price; times (ii) the number of shares of our common stock with respect to which the stock appreciation right is exercised. At the discretion of the Administrator, the payment upon stock appreciation right exercise may be in cash, in shares of equivalent value, or in some combination thereof.

Restricted Stock. The Administrator may at any time grant shares of restricted stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine. Each award of restricted stock will be evidenced by an award agreement that will specify the period of restriction, the number of shares granted, and such other terms and conditions as the Administrator will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold shares of restricted stock until the restrictions on such shares have lapsed. Except as otherwise provided in the award agreement or as the Administrator determines, shares of restricted stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable period of restriction. The Administrator may impose such other restrictions on shares of restricted stock as it may deem advisable or appropriate. Shares of restricted stock covered by each restricted stock grant made under the 2025 Plan generally will be released from escrow as soon as practicable after the last day of the period of restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

During the period of restriction, Service Providers holding shares of restricted stock may exercise full voting rights with respect to those shares, unless the Administrator determines otherwise. During the period of restriction, Service Providers holding shares of restricted stock will be entitled to receive all dividends and other distributions paid with respect to such shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in shares of our common stock, the shares will be subject to the same restrictions on transferability and forfeitability as the shares of restricted stock with respect to which they were paid. On the date set forth in the award agreement, the restricted stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the 2025 Plan.

Restricted Stock Units. Restricted stock units may be granted at any time as determined by the Administrator. After the Administrator determines that it will grant restricted stock units, it will advise the Participant in an award agreement of the terms, conditions, and restrictions related to the grant, including the number of restricted stock units. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of restricted stock units that will be paid out to the participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment or service), or any other basis determined by the Administrator. Upon meeting the applicable vesting criteria, the participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of restricted stock units, the Administrator may reduce or waive any vesting criteria that must be met to receive a payout. Payout of earned restricted stock units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the award agreement. The Administrator, in its sole discretion, may settle earned restricted stock units in cash, shares, or a combination of both. On the date set forth in the award agreement, all unearned restricted stock units will be forfeited to the Company.

Non-Transferability of Incentives. Incentives are generally not transferable except under the laws of descent and distribution or as otherwise determined by the Administrator and set forth in the award agreement.

U.S. Tax Consequences

The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the 2025 Plan. This discussion does not address all aspects of the United States federal income tax consequences of participating in the 2025 Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the 2025 Plan. Each participant is advised to consult his or her particular tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any awards.

Stock option grants under the 2025 Plan may be intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code or may be non-qualified stock options governed by Section 83 of the Internal Revenue Code. Generally, federal income tax is not due from a participant upon the grant of a stock option, and a deduction is not taken by the Company. Under current tax laws, if a participant exercises a non-qualified stock option, he or she will have taxable income equal to the difference between the market price of the stock on the exercise date and the stock option grant price. The Company (or, if applicable, the affiliate employer) generally is entitled to a corresponding tax deduction. A participant generally will not have any taxable income upon exercising an incentive stock option after the applicable holding periods have been satisfied (except that the alternative minimum tax may apply), and the Company will not receive a deduction when an incentive stock option is exercised. The treatment for a participant of a disposition of shares acquired through the exercise of a stock option depends on how long the shares were held and whether the shares were acquired by exercising an incentive stock option or a non-qualified stock option. The Company (or, if applicable, the affiliate employer) may be entitled to a deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable holding periods have been satisfied.

Generally, federal income tax is not due from a participant upon the grant of a stock appreciation right, and a deduction is not taken by the Company. Under current tax laws, if a participant exercises a stock appreciation right, he or she will have taxable income equal to the difference between the market prices of the stock on the exercise date and the stock appreciation right grant price and the Company (or, if applicable, the affiliate employer) generally is entitled to a corresponding tax deduction.

Generally, taxes are not due when a restricted stock or restricted stock unit award is initially made, but the award becomes taxable when it is no longer subject to a “substantial risk of forfeiture” (it becomes vested or transferable), in the case of restricted stock, or when shares or other payments are issuable in connection with vesting, in the case of a restricted stock unit. Income tax is paid on the value of the stock or units at ordinary rates when the restrictions lapse and the Company (or, if applicable, the affiliate employer) generally is entitled to a corresponding tax deduction. When a participant later sells shares, the participant normally will pay taxes at capital gain rates.

Section 162(m) of the Internal Revenue Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the corporation’s chief executive officer, the corporation’s chief financial officer and certain other current and former executive officers of the corporation.

Vote Required

The affirmative vote of a majority of the shares cast on Proposal No. 3 at the Annual Meeting will be required to approve the 2025 Plan. Abstentions and broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 3.

PROPOSAL NO. 4:

TO APPROVE, BY NON-BINDING ADVISORY VOTE, THE RESOLUTION APPROVING NAMED EXECUTIVE OFFICER COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. Consistent with the preference expressed by our stockholders at the last advisory vote on the frequency of our “say-on-pay” vote, we are conducting such vote annually. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

Our compensation policies are designed to align our key executives’ compensation with both our business objectives and the interests of our stockholders. We also seek to provide compensation policies that attract, motivate and retain key executives who are critical to our success.

We recommend that our stockholders review the application of our compensation philosophy and the elements of compensation provided to each named executive officer as reflected in the discussion and tables included in the “2024 Executive Compensation” section of this proxy statement.

We believe our executive compensation policies are designed appropriately and are functioning as intended to produce long-term value for our stockholders. Accordingly, we are asking our stockholders to approve the overall application of our compensation policies to our named executive officers through this advisory vote.

Accordingly, the Board is asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to Capricor Therapeutics’ named executive officers, as disclosed in the proxy statement for the 2025 Annual Meeting of Stockholders of Capricor Therapeutics pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the 2024 Executive Compensation, compensation tables and related narrative discussion, is hereby APPROVED on an advisory, non-binding basis.”

Because the vote is advisory, it is not binding on the Board or us. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this Proposal No. 4 requires the affirmative vote of a majority of the shares cast on Proposal No. 4 at the Annual Meeting. Abstentions and broker non-votes will have no effect on whether this proposal is approved.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 4.

STOCK OWNERSHIP INFORMATION

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information known to us regarding the beneficial ownership of our common stock as of March 31, 2025 by:

●	each of our current directors;
●	each named executive officer as defined and named in this proxy statement, and included in the Summary Compensation Table;
●	all of our current directors and executive officers as a group; and
●	each person known by us to beneficially own more than five percent of our common stock (based on information supplied in Schedules 13D and 13G filed with the SEC).

Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table possesses sole voting and dispositive power with respect to all capital stock shown to be held by that person. The address of each named executive officer and director, unless indicated otherwise, is c/o Capricor Therapeutics, Inc., 10865 Road to the Cure, Suite 150, San Diego, California 92121.

	Shares of Common	Percentage of Common
	Stock Beneficially	Stock Beneficially
Name of Beneficial Owner	Owned(1)	Owned(1)
Named Executive Officers and Directors:
Frank Litvack, M.D.(2)	1,105,855	2.4
Earl M. (Duke) Collier Jr., J.D.(3)	381,370	*
David B. Musket(4)	478,280	1.0
George W. Dunbar Jr., M.B.A.(5)	362,760	*
Karimah Es Sabar(6)	234,790	*
Paul Auwaerter, M.D., M.B.A.(7)	103,382	*
Philip Gotwals, Ph.D.(8)	99,152	*
Michael Kelliher(9)	123,956	*
Anthony Bergmann, M.B.A.(10)	488,597	1.1
Linda Marbán, Ph.D.(11)	1,633,199	3.5
Karen Krasney, J.D.(12)	416,064	*
Directors and executive officers as a group (11 individuals)	5,427,405	10.5
5% Stockholders:
Highbridge Capital Management, LLC and affiliated entities(13)	2,789,699	5.8
BlackRock, Inc.(14)	2,966,914	6.5
The Vanguard Group (15)	2,276,784	5.0
Nippon Shinyaku Co., Ltd.(16)	7,090,351	14.8

*Represents less than 1%.

(1)	We have based percentage ownership of our common stock on 45,676,887 shares of our common stock outstanding as of March 31, 2025. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act and includes any shares as to which the security holder has sole or shared voting power or dispositive power, and also any shares which the security holder has the right to acquire within sixty (60) days of March 31, 2025, whether through the exercise or conversion of any stock option, convertible security, warrant or other right. The indication herein that shares are beneficially owned is not an admission on the part of the security holder that he, she or it is a direct or indirect beneficial owner of those shares.
(2)	Includes (i) 129,839 shares held by Dr. Litvack; (ii) 46,278 shares held by the Litvack Curtis Family Trust; and (iii) 929,738 shares issuable upon the exercise of stock options held directly by Dr. Litvack that are exercisable or will become exercisable within sixty (60) days of March 31, 2025. The shares issuable upon the exercise of stock options issued to Dr. Litvack are subject to early exercise under the 2021 Plan, the 2020 Plan, and the 2012 Plan. As of March 31, 2025, Dr. Litvack has not indicated his intent to exercise early. If the option holder elects to take advantage of the early exercise feature and purchase shares prior to the vesting of such shares, the shares will be deemed restricted stock and will be subject to a repurchase option in favor of the Company if the option holder’s service to the Company terminates prior to vesting.
(3)	Includes (i) 57,606 shares held by Mr. Collier; and (ii) 323,764 shares issuable upon the exercise of stock options which are exercisable or will become exercisable within sixty (60) days of March 31, 2025. The shares issuable upon the exercise of stock options issued to Mr. Collier are subject to early exercise under the 2021 Plan and the 2020 Plan. As of March 31, 2025, Mr. Collier has not indicated his intent to exercise early. If the option holder elects to take advantage of the early exercise feature and purchase shares prior to the vesting of such shares, the shares will be deemed restricted stock and will be subject to a repurchase option in favor of the Company if the option holder’s service to the Company terminates prior to vesting.
(4)	Includes (i) 7,096 shares held by SEP FBO David B. Musket, Pershing LLC as Custodian; (ii) 81,692 shares held by David B. Musket; and (iii) 389,492 shares issuable upon the exercise of stock options held directly by David B. Musket, which are exercisable or will become exercisable within sixty (60) days of March 31, 2025. The shares issuable upon the exercise of stock options issued to Mr. Musket are subject to early exercise under the 2021 Plan and the 2020 Plan. As of March 31, 2025, Mr. Musket has not indicated his intent to exercise early. If the option holder elects to take advantage of the early exercise feature and purchase shares prior to the vesting of such shares, the shares will be deemed restricted stock and will be subject to a repurchase option in favor of the Company if the option holder’s service to the Company terminates prior to vesting.
(5)	Includes (i) 11,306 shares held by Mr. Dunbar; and (ii) 351,454 shares issuable upon the exercise of stock options that are exercisable or will become exercisable within sixty (60) days of March 31, 2025. The shares issuable upon the exercise of stock options issued to Mr. Dunbar are subject to early exercise under the 2021 Plan, the 2020 Plan, and the 2012 Plan. As of March 31, 2025, Mr. Dunbar has not indicated his intent to exercise early. If the option holder elects to take advantage of the early exercise feature and purchase shares prior to the vesting of such shares, the shares will be deemed restricted stock and will be subject to a repurchase option in favor of the Company if the option holder’s service to the Company terminates prior to vesting.
(6)	Includes 234,790 shares issuable upon the exercise of stock options which are exercisable or will become exercisable within sixty (60) days of March 31, 2025. The shares issuable upon the exercise of stock options issued to Ms. Es Sabar are subject to early exercise under the 2021 Plan. As of March 31, 2025, Ms. Es Sabar has not indicated her intent to exercise early. If the option holder elects to take advantage of the early exercise feature and purchase shares prior to the vesting of such shares, the shares will be deemed restricted stock and will be subject to a repurchase option in favor of the Company if the option holder’s service to the Company terminates prior to vesting.
(7)	Includes (i) 5,000 shares held by Dr. Auwaerter, and (ii) 98,382 shares issuable upon the exercise of stock options which are exercisable or will become exercisable within sixty (60) days of March 31, 2025. The shares issuable upon the exercise of stock options issued to Dr. Auwaerter are subject to early exercise under the 2021 Plan. As of March 31, 2025, Dr. Auwaerter has not indicated his intent to exercise early. If the option holder elects to take advantage of the early exercise feature and purchase shares prior to the vesting of such shares, the shares will be deemed restricted stock and will be subject to a repurchase option in favor of the Company if the option holder’s service to the Company terminates prior to vesting.
(8)	Includes 99,152 shares issuable upon the exercise of stock options which are exercisable or will become exercisable within sixty (60) days of March 31, 2025. The shares issuable upon the exercise of stock options issued to Dr. Gotwals are subject to early exercise under the 2021 Plan. As of March 31, 2025, Dr. Gotwals has not indicated his intent to exercise early. If the option holder elects to take advantage of the early exercise feature and purchase shares prior to the vesting of such shares, the shares will be deemed restricted stock and will be subject to a repurchase option in favor of the Company if the option holder’s service to the Company terminates prior to vesting.
(9)	Includes 123,956 shares issuable upon the exercise of stock options which are exercisable or will become exercisable within sixty (60) days of March 31, 2025. The shares issuable upon the exercise of stock options issued to Mr. Kelliher are subject to early exercise under the 2021 Plan. As of March 31, 2025, Mr. Kelliher has not indicated his intent to exercise early. If the option holder elects to take advantage of the early exercise feature and purchase shares prior to the vesting of such shares, the shares will be deemed restricted stock and will be subject to a repurchase option in favor of the Company if the option holder’s service to the Company terminates prior to vesting.
(10)	Includes (i) 8,223 shares held by Mr. Bergmann and (ii) 480,374 shares issuable upon the exercise of stock options held directly by Mr. Bergmann that are exercisable or will become exercisable within sixty (60) days of March 31, 2025. The shares issuable upon the exercise of stock options issued to Mr. Bergmann are subject to early exercise under the 2021 Plan, the 2020 Plan, and the 2012 Plan. As of March 31, 2025, Mr. Bergmann has not indicated his intent to exercise early. If the option holder elects to take advantage of the early exercise feature and purchase shares prior to the vesting of such shares, the shares will be deemed restricted stock and will be subject to a repurchase option in favor of the Company if the option holder’s service to the Company terminates prior to vesting.

(11)	Includes (i) 211,104 shares held by Dr. Linda Marbán; (ii) 920 shares held by Linda and Eduardo Marbán as joint tenants with rights of survivorship; and (iii) 1,421,175 shares issuable upon the exercise of stock options held directly by Dr. Linda Marbán which are exercisable or will become exercisable within sixty (60) days of March 31, 2025. Certain shares issuable upon the exercise of stock options issued to Dr. Linda Marbán are subject to early exercise under the 2021 Plan, the 2020 Plan, and the 2012 Plan. As of March 31, 2025, Dr. Linda Marbán has not indicated her intent to exercise early. If the option holder elects to take advantage of the early exercise feature and purchase shares prior to the vesting of such shares, the shares will be deemed restricted stock and will be subject to a repurchase option in favor of the Company if the option holder’s service to the Company terminates prior to vesting.
(12)	Includes (i) 28,047 shares held by Ms. Krasney and (ii) 388,017 shares issuable upon the exercise of stock options held directly by Ms. Krasney that are exercisable or will become exercisable within sixty (60) days of March 31, 2025. The shares issuable upon the exercise of stock options issued to Ms. Krasney are subject to early exercise under the 2021 Plan, the 2020 Plan, and the 2012 Plan. As of March 31, 2025, Ms. Krasney has not indicated her intent to exercise early. If the option holder elects to take advantage of the early exercise feature and purchase shares prior to the vesting of such shares, the shares will be deemed restricted stock and will be subject to a repurchase option in favor of the Company if the option holder’s service to the Company terminates prior to vesting.
(13)	Includes 2,789,699 shares issuable upon the exercise of warrants held directly by Highbridge Capital Management, LLC and affiliated entities which are exercisable or will become exercisable within sixty (60) days of March 31, 2025. Highbridge Capital Management, LLC reports that it holds shared voting power and shared dispositive power with respect to all shares held by it. The address for Highbridge Capital Management, LLC is 277 Park Avenue, 23rd Floor, New York, New York 10172. Based solely on information set forth in a Schedule 13G/A filed with the SEC on November 8, 2024.
(14)	Includes 2,966,914 shares held by BlackRock, Inc. (“BlackRock”). BlackRock reports that it holds sole voting power and sole dispositive power with respect to all shares held by it. The address for BlackRock is 50 Hudson Yards, New York, New York 10001. Based solely on information set forth in a Schedule 13G/A filed with the SEC on February 5, 2025.
(15)	Includes 2,276,784 shares held by The Vanguard Group. The Vanguard Group reports that it holds shared voting power and sole and shared dispositive power with respect to all shares held by it. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. Based solely on information set forth in a Schedule 13G filed with the SEC on January 30, 2025.
(16)	Includes (i) 4,944,429 shares held by Nippon Shinyaku Co., Ltd.; and (ii) 2,145,922 shares issuable upon the exercise of warrants held directly by Nippon Shinyaku Co., Ltd. which are exercisable or will become exercisable within sixty (60) days of February 28, 2025. Nippon Shinyaku Co., Ltd reports that it holds sole voting power and sole dispositive power with respect to all shares held by it. The address for Nippon Shinyaku Co., Ltd. is 14, Nishinosho-Monguchi-cho, Kisshoin, Minami-ku, Kyoto 601-8550, Japan. Based solely on information set forth in a Schedule 13G/A filed with the SEC on September 24, 2024.

Delinquent Section 16(a) Reports

None.

OTHER INFORMATION

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices and other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice, Proxy Statement, Annual Report and other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice, Proxy Statement and Annual Report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice, Proxy Statement and Annual Report, please notify your broker or us. Direct your written request to the Company’s Corporate Secretary at 10865 Road to the Cure, Suite 150, San Diego, California 92121 or contact the Company’s Corporate Secretary at (858) 727-1755. Stockholders who currently receive multiple copies of the Notices, Proxy Statements, Annual Reports and other Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their broker or our Corporate Secretary in the same manner described above. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Notice, Proxy Statement, Annual Report and other Annual Meeting materials to a stockholder at a shared address to which a single copy of the documents was delivered.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we have filed with the SEC at the SEC’s public reference room at the following location:

Public Reference Room

100 F Street, N.E.

Washington, DC 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the SEC at “http://www.sec.gov.” Copies of our SEC filings are also available through our website (www.capricor.com) as soon as reasonably practicable after we electronically file the material with, or furnish it to, the SEC. The information contained on, or that can be accessed through, our website is not incorporated by reference and is not a part of this proxy statement.

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

CAPRICOR THERAPEUTICS, INC.

/s/ Linda Marbán, Ph.D.
Linda Marbán, Ph.D.
Chief Executive Officer and a Director

APPENDIX A

CAPRICOR THERAPEUTICS, INC.

2025 EQUITY INCENTIVE PLAN

Capricor Therapeutics, Inc., a Delaware corporation (the “Company”), sets forth herein the terms of this 2025 Equity Incentive Plan (the “Plan”).

1.Purposes of the Plan.  The purposes of this Plan are:

●	to attract and retain the best available personnel for positions of substantial responsibility,

●	to provide additional incentive to Employees, Directors and Consultants, and

●	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units.

2.Definitions.  As used herein, the following definitions will apply:

(a)“Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b)“Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c)“Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, or Restricted Stock Units.

(d)“Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan.  The Award Agreement is subject to the terms and conditions of the Plan.

(e)“Board” means the Board of Directors of the Company.

(f)“Code” means the Internal Revenue Code of 1986, as amended.  Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(g)“Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or by the Compensation Committee of the Board, in accordance with Section 4 hereof.

(h)“Common Stock” means the common stock of the Company, par value $0.001 per share.

(i)“Company” means Capricor Therapeutics, Inc., a Delaware corporation, or any successor thereto.

(j)“Compensation Committee” means the Compensation Committee appointed by the Board, consisting of two or more members of the Board, each of whom is intended to be (i) a “non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) “independent” within the meaning of the rules of The Nasdaq Capital Market.

(k)“Consultant” means any individual, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.  For the avoidance of doubt, the term “Consultant” shall not include any entity or any non-natural person.

(l)“Corporate Transaction” means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially of all of the assets of the Company to another person or entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity (other than persons who are shareholders or affiliates immediately prior to the transaction) owning 50% or more the combined voting power of all classes of stock of the Company.  The Administrator shall have discretion as to whether a transactions qualifies as a Corporate Transaction.

Notwithstanding the foregoing, a transaction will not be deemed a Corporate Transaction unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

Further and for the avoidance of doubt, a transaction will not constitute a Corporate Transaction if:  (i) its sole purpose is to change the state of the Company’s incorporation; (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction; or (iii) if the transaction is for capital-raising purposes.

(m)“Director” means a member of the Board.

(n)“Disability” means total and permanent disability as defined in Code Section 22(e)(3), provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(o)“Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company.  Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(p)“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q)“Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have higher or lower exercise prices and different terms), Awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is reduced or increased.  The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

(r)“Fair Market Value” means the closing price of the Common Stock in such exchange or in such market (if there is more than one such exchange or market the Board shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Common Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported.  If the Common Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Common Stock as determined by the Board in good faith.

(s)“Grant Date” means, as determined by the Board or the applicable Committee, the latest to occur of (i) the date as of which the Board or such Committee approves an Option, (ii) the date on which the recipient of an Option first becomes eligible to receive an Option under Section 5 hereof, or (iii) such other date as may be specified by the Board or such Committee.

(t)“Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Code Section 422 and the regulations promulgated thereunder.

(u)“Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(v)“Option” means a stock option granted pursuant to the Plan.

(w)“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).

(x)“Participant” means the holder of an outstanding Award.

(y)“Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture.  Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(z)“Plan” means this 2025 Equity Incentive Plan.

(aa)“Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 8 of this Plan, or issued pursuant to the early exercise of an Option.

(bb)“Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9.  Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(cc)“Securities Act” means the Securities Act of 1933, as amended.

(dd)“Service Provider” means an Employee, Director or Consultant.

(ee)“Share” means a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

(ff)“Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 7 is designated as a Stock Appreciation Right.

(gg)“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Code Section 424(f).

3.Stock Subject to the Plan.

(a)Stock Subject to the Plan.  Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares that may be subject to Awards and sold under the Plan is 3,500,000 Shares.  The Shares may be authorized but unissued, or reacquired Common Stock.  In addition, Shares may become available for issuance under the Plan pursuant to Section 3(d).  The Shares may be authorized but unissued, or reacquired Common Stock.  No one Participant may be granted options with respect to more than 1,000,000 Shares in any one calendar year.  In addition, no one Participant may be granted Stock Appreciation Rights with respect to more than 1,000,000 Shares in any one calendar year.

(b)Lapsed Awards.  If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock or Restricted Stock Units, is forfeited to or repurchased by the Company due to the failure to vest, the unpurchased Shares (or, for Awards other than Options or Stock Appreciation Rights, the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless this Plan has terminated).  With respect to Stock Appreciation Rights, only Shares actually issued pursuant to a Stock Appreciation Right will cease to be available under the Plan; all remaining Shares under Stock Appreciation Rights will remain available for future grant or sale under the Plan (unless the Plan has terminated).  Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock or Restricted Stock Units are repurchased by the Company or are forfeited to the Company due to the failure to vest, such Shares will become available for future grant under the Plan.  Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan.  To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.  Notwithstanding the foregoing and, subject to adjustment as provided in Section 12, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Code Section 422 and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Section 3(b).

(c)Share Reserve.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

(d)Automatic Share Reserve Increase.  Subject to the provisions of Section 12 of the Plan, the number of Shares available for issuance under the Plan shall be automatically increased on January 1 of each year, commencing with January 1, 2026, by an amount equal to the lesser of (i) five percent (5%) of the outstanding shares of Common Stock as of the last day of the immediately preceding fiscal year (rounded down to the nearest whole share), or (ii) such number of shares of Common Stock determined by the Compensation Committee in its sole discretion.

4.Administration of the Plan.

(a)Procedure.

(i)Multiple Administrative Bodies.  Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which Committee will be constituted to satisfy Applicable Laws.

(b)Powers of the Administrator.  Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i)to determine the Fair Market Value;

(ii)to select the Service Providers to whom Awards may be granted hereunder;

(iii)to determine the number of Shares to be covered by each Award granted hereunder;

(iv)to approve forms of Award Agreements for use under the Plan;

(v)to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder.  Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi)to institute and determine the terms and conditions of an Exchange Program;

(vii)to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii)to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;

(ix)to modify or amend each Award (subject to Section 17(c) of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 6(d));

(x)to allow Participants to satisfy withholding tax obligations in a manner prescribed in Section 13;

(xi)to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xii)to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to such Participant under an Award; and

(xiii)to make all other determinations deemed necessary or advisable for administering the Plan.

(c)Effect of Administrator’s Decision.  The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

5.Eligibility.  Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, and Restricted Stock Units may be granted to Service Providers.  Incentive Stock Options may be granted only to Employees.

6.Stock Options.

(a)Grant of Options.  Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Options in such amounts as the Administrator, in its sole discretion, will determine.

(b)Option Agreement.  Each Award of an Option will be evidenced by an Award Agreement that will specify the exercise price, the term of the Option, the number of Shares subject to the Option, the exercise restrictions, if any, applicable to the Option, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(c)Limitations.  Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.  Notwithstanding such designation, however, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options.  For purposes of this Section 6 (c), Incentive Stock Options will be taken into account in the order in which they were granted, the Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted, and calculation will be performed in accordance with Code Section 422 and Treasury Regulations promulgated thereunder.

(d)Term of Option.  The term of each Option will be stated in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof.  In the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(e)Option Exercise Price and Consideration.

(i)Exercise Price.  The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option will be determined by the Administrator, but will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.  In addition, in the case of an Incentive Stock Option granted to an Employee who owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.  Notwithstanding the foregoing provisions of this Section 6(e)(i), Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Code Section 424(a).

(ii)Waiting Period and Exercise Dates.  At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii)Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment.  In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration.  Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws, (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided further that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) by net exercise, (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws, or (8) any combination of the foregoing methods of payment.  In making its determination as to the type of consideration to accept, the Administrator will consider if acceptance of such consideration may be reasonably expected to benefit the Company.

(f)Exercise of Option.

(i)Procedure for Exercise; Rights as a Stockholder.  Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement.  An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable tax withholding).  Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan.  Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse.  Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option.  The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii)Termination of Relationship as a Service Provider.  If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within ninety (90) days of termination, or such longer period of time as is specified in the Award Agreement or as determined by the Administrator (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to the extent that the Option is vested on the date of termination.  Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan.  If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii)Disability of Participant.  If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within one (1) year of termination, or such longer period of time as is specified in the Award Agreement or as determined by the Administrator (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to the extent the Option is vested on the date of termination.  Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan.  If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv)Death of Participant.  If a Participant dies while a Service Provider, the Option may be exercised within one (1) year following the Participant’s death, or within such longer period of time as is specified in the Award Agreement or as determined by the Administrator (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to the extent that the Option is vested on the date of death, by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to the Participant’s death in a form acceptable to the Administrator.  If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution.  Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan.  If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(v)Early Exercise of Options. The Participant may elect at any time, subject to the provisions of Sections 6(f)(ii), 6(f)(iii), and 6(f)(iv) of the Plan and the terms of any Award Agreement, to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option.  Any unvested shares of Common Stock so purchased shall be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate.

(vi)Repurchase Limitation.  The repurchase price for unvested shares of Common Stock shall be the lower of (i) the Fair Market Value of the shares of Common Stock on the date of repurchase or (ii) their original purchase price.  However, if and to the extent that the Company elects to exercise its repurchase right, the Company shall not exercise its repurchase right until at least six (6) months (or such longer or shorter period of time necessary to avoid classification of the Award as a liability for financial accounting purposes) have elapsed following delivery of shares of Common Stock subject to the Award, unless otherwise specifically provided by the Board.

7.Stock Appreciation Rights.

(a)Grant of Stock Appreciation Rights.  Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b)Number of Shares.  The Administrator will have complete discretion to determine the number of Shares subject to any Award of Stock Appreciation Rights.

(c)Exercise Price and Other Terms. The per Share exercise price for the Shares that will determine the amount of the payment to be received upon exercise of a Stock Appreciation Right as set forth in Section 7(f) will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.  Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

(d)Stock Appreciation Right Agreement.  Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e)Expiration of Stock Appreciation Rights.  A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement.

Notwithstanding the foregoing, the rules of Section 6(d) relating to the maximum term and Section 6(f) relating to exercise also will apply to Stock Appreciation Rights.

(f)Payment of Stock Appreciation Right Amount.  Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying: (i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times (ii) The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

8.Restricted Stock.

(a)Grant of Restricted Stock.  Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b)Restricted Stock Agreement.  Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine.  Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(c)Transferability.  Except as provided in this Section 8 or as the Administrator determines, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d)Other Restrictions.  The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e)Removal of Restrictions.  Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine.  The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f)Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g)Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise.  If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h)Return of Restricted Stock to Company.  On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

9.Restricted Stock Units.

(a)Grant.  Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator.  After the Administrator determines that it will grant Restricted Stock Units, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

(b)Vesting Criteria and Other Terms.  The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant.  The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment or service), or any other basis determined by the Administrator in its discretion.

(c)Earning Restricted Stock Units.  Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator.  Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d)Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement.  The Administrator, in its sole discretion, may settle earned Restricted Stock Units in cash, Shares, or a combination of both.

(e)Cancellation.  On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

10.Compliance With Code Section 409A.  Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A, except as otherwise determined in the sole discretion of the Administrator.  The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator.  To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A.

11.Limited Transferability of Awards.  No Award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Administrator or, to the extent expressly permitted in the Award Agreement relating to such Award, to the Participant’s family members, a trust or entity established by the Participant for estate planning purposes, a charitable organization designated by the Participant or pursuant to a domestic relations order, in each case, without consideration.  Except to the extent permitted by the foregoing sentence or the Award Agreement relating to an Award, each Award may be exercised or settled during the Participant’s lifetime only by the Participant or the Participant’s legal representative or similar person.  Except as permitted by the second preceding sentence, no Award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process.  Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any Award, such Award and all rights thereunder shall immediately become null and void.

12.Adjustments; Dissolution or Liquidation; Corporate Transaction.

(a)Adjustments.  In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award.

(b)Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction.  To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)Corporate Transaction.  Subject to the terms of the applicable Award Agreements, in the event of a Corporate Transaction, the Administrator, as constituted prior to the Corporate Transaction, may, in its discretion:

(i)require that (A) some or all outstanding Awards shall become exercisable in full or in part, either immediately or upon a subsequent termination of employment, and (ii) the Period of Restriction applicable to some or all outstanding Awards shall lapse in full or in part, either immediately or upon a subsequent termination of employment;

(ii)require that shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Corporate Transaction, or a parent corporation thereof, be substituted for some or all of the shares of Common Stock subject to an outstanding Award, with an appropriate and equitable adjustment to such award as determined by the Administrator in accordance with this Section 12; and/or

(iii)require outstanding Awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (A) a cash payment in an amount equal to (I) in the case of an Option or a Stock Appreciation Right, the aggregate number of shares of Common Stock then subject to the portion of such Option or Stock Appreciation Right surrendered, whether or not vested or exercisable, multiplied by the excess, if any, of the Fair Market Value of a share of Common Stock as of the date of the Corporate Transaction, over the purchase price or base price per share of Common Stock subject to such Option or Stock Appreciation Right, and (II) in the case of an Award of Restricted Stock or a Restricted Stock Unit, the number of shares of Common Stock then subject to the portion of such Award surrendered, whether or not vested, multiplied by the Fair Market Value of a share of Common Stock as of the date of the Corporate Transaction; (B) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Corporate Transaction, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (A) above; or (C) a combination of the payment of cash pursuant to clause (A) above and the issuance of shares pursuant to clause (B) above.

The Administrator shall have the power and authority to make such other modifications, adjustments or amendments to outstanding Awards or this Plan as the Administrator deems necessary or appropriate, subject however to the terms set forth above.

Notwithstanding anything in this Section 12(c) to the contrary, if a payment under an Award Agreement is subject to Code Section 409A and if the “Corporate Transaction” definition contained in the Award Agreement does not comply with the definition of “change of control” for purposes of a distribution under Code Section 409A, then any payment of an amount that is otherwise accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Code Section 409A without triggering any penalties applicable under Code Section 409A.

13.Tax Withholding.

(a)Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b)Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the statutory amount required to be withheld, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion, or (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld.  The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined.  The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

14.No Effect on Employment or Service.  Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

15.Grant Date.  The Grant Date of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator.  Notice of the determination will be provided to each Participant within a reasonable time after the Grant Date.

16.Term of Plan.  Subject to Section 20 of the Plan, the Plan will become effective upon its adoption by the Board (the “Effective Date”).  Options may be granted under this Plan for ten (10) years following the Effective Date, or such earlier date as this Plan is terminated under Section 17.  Notwithstanding the foregoing, each Option granted under the Plan shall remain in effect for the applicable term of the Option until such Option has been satisfied by the issuance of shares or has been terminated in accordance with its terms and the terms of the Plan.

17.Amendment and Termination of the Plan.

(a)Amendment and Termination.  The Board may at any time amend, alter, suspend or terminate the Plan.

(b)Stockholder Approval.  The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.  The Board, in its sole discretion, may submit any other amendment to the Plan for stockholder approval.

(c)Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company.  Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

18.Conditions Upon Issuance of Shares.

(a)Legal Compliance.  Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)Investment Representations.  As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

19.Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

20.Stockholder Approval.  The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board.  Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.  In the event that this Plan is not approved by the stockholders of the Company, then this Plan and any Awards hereunder shall be void and of no force or effect.

21.Miscellaneous Provisions.

(a)Disclaimer of Rights. Notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Participant, so long as such Participant continues to be a Service Provider.  The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein.  The Plan shall in no way be interpreted to require the

Company to transfer any amounts to a third-party trustee or otherwise hold any amounts in trust or escrow for payment to any Participant or beneficiary under the terms of the Plan.

(b)Captions.  The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

(c)Other Provisions. Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

(d)Number And Gender.  With respect to words used in the Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

(e)Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

(f)Governing Law. The validity and construction of the Plan and the instruments evidencing the Award hereunder shall be governed by the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

0 ------------------ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 CAPRICOR THERAPEUTICS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned, a stockholder of Capricor Therapeutics, Inc., hereby appoints Linda Marbán, Ph.D. and Karen Krasney, Esq., and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the Annual Meeting of Stockholders of Capricor Therapeutics, Inc., to be held on May 22, 2025 at 10:00 a.m. (PDT) with a physical location at the Company’s principal executive offices located at 10865 Road to the Cure, Suite 150, San Diego, California 92121 and at any and all adjournments thereof, with all the powers which the undersigned would possess if personally present, in the man-ner directed herein. (Continued and to be signed on the reverse side) 1.1

ANNUAL MEETING OF STOCKHOLDERS OF CAPRICOR THERAPEUTICS, INC. May 22, 2025 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The proxy statement and proxy card are available at https://www.capricor.com/investors/sec-filings Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE FOLLOWING PROPOSAL: 2. RATIFICATION OF THE SELECTION OF ROSE, SNYDER & JACOBS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR ITS FISCAL YEAR ENDING DECEM-BER 31, 2025. THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE FOLLOWING PROPOSAL: 3. APPROVAL OF THE CAPRICOR THERAPEUTICS 2025 EQUITY INCENTIVE PLAN. THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE FOLLOWING PROPOSAL: 4. APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION, ON A NON-BINDING ADVISORY BASIS This proxy will be voted as directed, or if no direction is indicated, will be voted in accordance with the recommendations of the Board of the Directors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" FOR PROPOSALS 1, 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 20803003003000000000 8 052225 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE FOLLOWING: 1. ELECTION OF DIRECTORS O Frank Litvack O Linda Marbán O David Musket O George Dunbar O Karimah Es Sabar O Paul Auwaerter O Philip Gotwals O Michael Kelliher FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee for which you wish to withhold authority, as shown here: FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN